                                                       EXHIBIT 2











                        ASSET SALE AND PURCHASE AGREEMENT

                                      AMONG

                            JOURNAL REGISTER COMPANY
                           JOURNAL REGISTER EAST, INC.
                  SUBURBAN NEWSPAPERS OF GREATER ST. LOUIS, LLC
                              JOURNAL COMPANY, INC.


                                       AND


                                  PULITZER INC.
                                       AND
                                    SLSJ LLC




                                   DATED AS OF
                                  JUNE 24, 2000

                                                   TABLE OF CONTENTS


                                                                                                               PAGE


1.       Definitions.............................................................................................2
         1.1      Accounts Receivable............................................................................2
         1.2      Assumed Obligations............................................................................2
         1.3      Business Day...................................................................................3
         1.4      Closing........................................................................................3
         1.5      Closing Date...................................................................................3
         1.6      Closing Place..................................................................................3
         1.7      Code...........................................................................................3
         1.8      Environmental Condition........................................................................3
         1.9      Environmental Law..............................................................................3
         1.10     Environmental Liabilities......................................................................3
         1.11     Environmental Material Adverse Effect..........................................................4
         1.12     Environmental Remediation Costs................................................................4
         1.13     ERISA..........................................................................................4
         1.14     Excluded Assets................................................................................4
         1.15     Excluded Obligations...........................................................................4
         1.16     GAAP...........................................................................................5
         1.17     Hazardous Materials............................................................................5
         1.18     Knowledge......................................................................................5
         1.19     MAE............................................................................................5
         1.20     Metropolitan St. Louis.........................................................................5
         1.21     SLSJ Assets....................................................................................5
         1.22     Suburban Journals..............................................................................7
         1.23     Tax............................................................................................7
         1.24     Tax Return.....................................................................................7
         1.25     Uninsured Cost.................................................................................7
         1.26     Weicht Litigation..............................................................................7
         1.27     Working Capital................................................................................7
         1.28     Certain Additional Definitions.................................................................8

2.       Purchase of Assets......................................................................................9
         2.1      Purchase of Assets.............................................................................9
         2.2      Consideration..................................................................................9
         2.3      Payment of Purchase Price......................................................................9
         2.4      Labor Agreement; Employees.....................................................................9
         2.5      Allocation of Purchase Price..................................................................10
         2.6      Like Kind Exchange............................................................................10

3.       Representations and Warranties of Journal Register Parties.............................................10
         3.1      Organization and Standing.....................................................................10
         3.2      The Ladue News Inc............................................................................11



         3.3      Authorization Binding Obligations No Consent Required.........................................11
         3.4      No Contravention..............................................................................11
         3.5      Title to SLSJ Assets..........................................................................11
         3.6      Condition of Assets...........................................................................12
         3.7      Governmental Authorizations...................................................................13
         3.8      Contracts.....................................................................................13
         3.9      Trademarks Trade Names and Copyrights.........................................................14
         3.10     Plans and Agreements Relating to Employees....................................................14
         3.11     Financial Statements..........................................................................15
         3.12     Absence of Undisclosed Liabilities............................................................15
         3.13     Accounts Receivable...........................................................................15
         3.14     Inventories...................................................................................16
         3.15     Circulation...................................................................................16
         3.16     Advertising Customers and Suppliers...........................................................16
         3.17     Insurance.....................................................................................16
         3.18     Litigation....................................................................................17
         3.19     Environmental Matters.........................................................................17
         3.20     Taxes.........................................................................................18
         3.21     Related Party Transactions....................................................................19
         3.22     Agreements with Carriers; Weicht Litigation...................................................19
         3.23     Misstatements and Omissions...................................................................20
         3.24     Disclaimers...................................................................................20

4.       Representations and Warranties of Purchaser............................................................20
         4.1      Organization and Standing.....................................................................20
         4.2      Authorization and Binding Obligations; No Consent Required....................................20
         4.3      No Contravention..............................................................................20
         4.4      Litigation....................................................................................20
         4.5      Financing.....................................................................................20

5.       Conduct of Business Prior to Closing...................................................................21
         5.1      Control and Conduct of Business...............................................................21
         5.2      SLSJ Assets...................................................................................21
         5.3      Inventory.....................................................................................21
         5.4      Employee Compensation and Benefits............................................................21
         5.5      Organization..................................................................................21
         5.6      Insurance.....................................................................................21
         5.7      Transfer of SLSJ Assets.......................................................................22
         5.8      Encumbrances..................................................................................22
         5.9      Agreements....................................................................................22
         5.10     Accounting Changes............................................................................22

6.       Conditions Precedent to the Obligations of the Parties.................................................22
         6.1      Conditions to Closing of Purchaser............................................................22
                  (a)      Purchase Price.......................................................................22

                                                -ii-

                  (b)      Delivery of Instruments of Conveyance and Transfer...................................22
                  (c)      Accuracy of Representations and Warranties...........................................22
                  (d)      Compliance with Agreement............................................................23
                  (e)      No Obstructive Proceeding............................................................23
                  (f)      Material Adverse Change..............................................................23
                  (g)      Consents.............................................................................23
                  (h)      Officer's Certificates and Good Standing Certificates................................23
                  (i)      Opinions of Counsel..................................................................24
                  (j)      Certifications.......................................................................24
                  (k)      Copies of Documents..................................................................24
                  (m)      FIRPTA Affidavit.....................................................................24
                  (n)      Non-Competition Agreement............................................................24
                  (o)      Audited Financial Statements.........................................................24
                  (p)      Printing Agreement...................................................................24
                  (q)      Transition Agreement.................................................................24
                  (r)      Termination of Journal Register Parties Inter-company Agreements.....................25
                  (s)      Delivery of Instruments of Assumption................................................25
                  (t)      Share Certificates for The Ladue News Inc............................................25
                  (u)      Resignations of Officers and Directors...............................................25
                  (v)      Encumbrances.........................................................................25
         6.2      Conditions to Closing of Sellers..............................................................25
                  (a)      Purchase Price.......................................................................25
                  (b)      Delivery of Instruments of Assumption................................................25
                  (c)      Representations and Warranties True and Correct......................................25
                  (d)      Compliance with Agreement............................................................25
                  (e)      No Obstructive Proceeding............................................................25
                  (f)      Officer's Certificates and Good Standing Certificates................................25
                  (g)      Antitrust Approval...................................................................26
                  (h)      Printing Agreement...................................................................26
                  (i)      Transition Agreement.................................................................26

7.       Covenants of Parties Pending Closing...................................................................26
         7.1      Covenants of the Journal Register Parties Pending Closing.....................................26
                  (a)      Financial Statements.................................................................26
                  (b)      Litigation or Damage.................................................................27
                  (c)      Consents and Approvals...............................................................27
                  (d)      Access and Information...............................................................27
                  (e)      Antitrust Compliance.................................................................27
                  (f)      Notice of Events.....................................................................28
                  (g)      No Violation.........................................................................28
         7.2      Covenants of Purchaser Pending Closing........................................................28
                  (a)      Notice of Events.....................................................................28
                  (b)      No Violation.........................................................................28
                  (c)      Antitrust Compliance.................................................................29

                                                  -iii-

8.       Mutual Covenants and Agreements........................................................................29
         8.1      Efforts of the Parties........................................................................29
         8.2      Public Announcements..........................................................................30
         8.3      Further Assurances............................................................................30
         8.4      Environmental Studies.........................................................................30
         8.5      Insurance Matters.............................................................................30

9.       Termination............................................................................................30

10.      Instruments of Conveyance and Transfer.................................................................31
         10.1     Instruments of Conveyance and Transfer of Real Property.......................................31
         10.2     Instruments of Conveyance and Transfer of Personal Property...................................31

11.      Capital Items..........................................................................................32

12.      Risk of Loss...........................................................................................32

13.      Books and Records of Suburban Journals.................................................................32

14.      Purchase Price Adjustment..............................................................................32

15.      Certain Employee Benefit Matters.......................................................................33

16.      Certain Tax Matters....................................................................................33
         16.1     Tax Returns Through Closing...................................................................33
         16.2     Subsequent Liability..........................................................................34
         16.3     Survival of Tax Indemnification Provisions....................................................34
         16.4     Tax Audits....................................................................................34
         16.5     Sales and Transfer Taxes......................................................................34
         16.6     Mutual Cooperation............................................................................35
         16.7     Limitations...................................................................................35

17.      Brokers................................................................................................35

18.      Notices................................................................................................35

19.      Survival of Representations and Warranties: Indemnification............................................36

20.      Remedies on Default....................................................................................39

21.      Costs & Expenses.......................................................................................39

22.      Aged Accounts Receivable...............................................................................40

                                                   -iv-

23.      Headings and Entire Agreement..........................................................................40

24.      Waiver.................................................................................................40

25.      Binding Effect and Assignment; No Third Party Beneficiaries............................................40

26.      Applicable Law.........................................................................................41

27.      Neutral Construction...................................................................................41

28.      Severability...........................................................................................41

29.      Counterparts...........................................................................................41

30.      Schedules..............................................................................................41

31.      Guaranties.............................................................................................41

















                                           -v-

                        ASSET SALE AND PURCHASE AGREEMENT

                  THIS AGREEMENT dated as of June 24, 2000 among JOURNAL REGISTER COMPANY, a Delaware corporation ("Journal Register"), JOURNAL REGISTER EAST, INC., a Delaware corporation ("Journal Register East"), SUBURBAN NEWSPAPERS OF GREATER St. LOUIS, LLC, a Delaware limited liability company ("Suburban Newspapers"), JOURNAL COMPANY, INC., a Delaware corporation ("Journal Company") (Journal Register East, Suburban Newspapers and Journal Company are referred to herein as the "Sellers" and together with Journal Register as the "Journal Register Parties"), PULITZER INC., a Delaware corporation ("Pulitzer"), and SLSJ LLC, a Delaware limited liability company (the "Purchaser").

                             W I T N E S S E T H :
                             - - - - - - - - - -

                    WHEREAS, the Sellers and The Ladue News, Inc. own and publish the newspapers and other publications, and publish the "youijournal.com" website, listed on SCHEDULE 1.22 hereto (collectively, the "Suburban Journals"); and

                  WHEREAS, Purchaser desires to purchase all the SLSJ Assets (as hereinafter defined) from Sellers and to obtain from Sellers assignment of certain contract rights held by Sellers in connection with the Suburban Journals; and

                  WHEREAS, the Journal Register Parties desire to sell all the SLSJ Assets to Purchaser and to assign to Purchaser all contract rights held by the Journal Register Parties in connection with its operation of the Suburban Journals and, in connection therewith, Purchaser is willing to assume, subject to the limitation set forth herein, the obligations of the Journal Register Parties relating to the ordinary course operations of the Suburban Journals, all in accordance with the terms and conditions set forth in this Agreement; and

                  WHEREAS, the Schedules to this Agreement are contained in separate Schedules dated, initialed by or on behalf of the Journal Register Parties and Purchaser, and delivered by Sellers to Purchaser concurrently with the execution of this Agreement;

                  NOW, THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound, the parties hereto hereby agree as follows:

                    1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

                    1.1 ACCOUNTS RECEIVABLE means all accounts and notes receivable of Sellers with respect to any of the Suburban Journals, as of the effective time of the Closing, determined in accordance with GAAP and taking into account an appropriate allowance for doubtful accounts consistent with Sellers' past practice, but excluding any receivables due from other Journal Register Parties or their affiliates, as illustrated by the determination and presentation of Accounts Receivable in SCHEDULE 1.1.

                    1.2 ASSUMED OBLIGATIONS means, except as specifically set forth as an Excluded Obligation, all liabilities and obligations, contingent or otherwise, known or unknown, relating exclusively to the ordinary course operations of the Suburban Journals and The Ladue News, Inc. (including the business of the Suburban Journals and The Ladue News, Inc. as "going concerns") and existing as of the Closing Date, plus those non-exclusive obligations set forth on SCHEDULE 1.2, including, without limitation:

                    (a) obligations arising under all contracts, agreements and leases of Sellers and The Ladue News, Inc. set forth in SCHEDULE 1.21(C) hereto and all other contracts, agreements and leases of Sellers and The Ladue News, Inc. pertaining exclusively to the business and operations of any of the Suburban Journals and The Ladue News, Inc. not otherwise required to be disclosed in any Schedule to this Agreement and those entered into between signing and Closing as permitted by this Agreement;

                    (b) liabilities relating to the Weicht Litigation, any claims or causes of action that are brought following the date hereof by those plaintiffs or other counterparties to Carrier Contracts and any liabilities with respect to pre-existing claims, causes of action and litigation arising or occurring prior to Closing to the extent related to the ordinary course business or operations of any of the Suburban Journals and The Ladue News, Inc.; provided, however, that the Journal Register Parties shall continue to cooperate in the defense of such claims or litigation without cost;

                    (c) all pre-Closing Date obligations to Transferred Employees that are included as Current Liabilities in the calculation of Working Capital and for vacation, sick days, family leave and other similar obligations or other employee or employment related claims or obligations incurred in the ordinary course operations of the Suburban Journals, except those constituting Excluded Obligations;

                    (d) those obligations set forth on SCHEDULE 1.2, i.e., the portion of shared obligations applicable to the Suburban Journals; and

                    (e) deductibles referred to in Section 1.15(m).

                  Notwithstanding the foregoing, Purchaser shall not assume any, and the Journal Register Parties shall remain liable for all, of the Excluded Obligations.

                    1.3 BUSINESS DAY means a day on which commercial banking institutions in New York, New York are open for the transaction of substantially all of their banking business.

                    1.4  CLOSING  means  the   consummation   of  the  purchase,
assignment and sale of the SLSJ Assets, and assumption of the Assumed Obligations, contemplated hereunder.

                    1.5 CLOSING DATE means the date five (5) Business Days after the date on which the conditions specified in Section 6 shall have been met, unless the parties mutually agree to a different time and date.

                    1.6 CLOSING  PLACE means the offices of Fulbright & Jaworski
               L.L.P., 666 Fifth Avenue, New York, New York 10103, or such other place as the parties may agree.

                    1.7 CODE means the Internal Revenue Code of 1986, as amended.

                    1.8 ENVIRONMENTAL CONDITION or ENVIRONMENTAL CONDITIONS means any pollution, contamination, degradation, damage or injury caused by, primarily related to, arising from, or primarily in connection with the generation, handling, use, treatment, storage, transportation, disposal, discharge, release, or emission of any "Hazardous Materials."

                    1.9 ENVIRONMENTAL LAW or ENVIRONMENTAL  LAWS means all laws, rules, regulations, statutes, ordinances, decrees or orders of any governmental entity relating to (a) the control of any potential pollutant or protection of the air, water or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, and (c) exposure to hazardous, toxic or other substances alleged to be harmful, and includes without limitation, (i) the terms and conditions of any license, permit, approval, or other authorization by any governmental entity, and (ii) judicial, administrative, or other regulatory decrees, judgments, and orders of any governmental entity. The term "Environmental Laws" shall include, but not be limited to the following statutes and the regulations promulgated thereunder: the Clean Air Act, 42 U.S.C.ss. 7401 et seq., the Clean Water Act, 33 U.S.C.ss. 1251 et. seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C.ss. 6901 et seq., the Emergency Planning and Community Right-To-Know Act, 42 U.S.C.ss. 11011 et seq., the Toxic Substances Control Act, 15 U.S.C.ss. 2601 et seq., the Water Pollution Control Act, 33
               U.S.C.ss. 1251 et. seq., the Safe Drinking Water Act, 42 U.S.C.ss. 300f et. seq., the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U. S.C.ss.9601 et seq., and any state, county, or local regulations similar thereto.

                    1.10   ENVIRONMENTAL   LIABILITIES   means   any   and   all
               liabilities, responsibilities, claims, suits, losses, costs (including remediation, removal, response, abatement, clean-up, investigative, and/or monitoring costs and any other related costs and expenses), other causes of action recognized now or at any later time, damages, settlements, expenses, charges, assessments, liens, penalties, fines, pre-judgment and post-judgment interest, attorney fees and other legal fees (a) pursuant to any agreement, order, notice, requirement, responsibility, or directive (including directives embodied in Environmental Laws), injunction, judgment or similar documents (including settlements) arising out of or in connection with any Environmental Laws, or (b) pursuant to any claim by a governmental entity or other person or entity for personal injury, property damage, damage to natural resources, remediation, or similar costs or expenses incurred or asserted by such entity or person pursuant to common law or statute.

                    1.11   ENVIRONMENTAL   MATERIAL  ADVERSE  EFFECT  means  any
               Environmental Liabilities that are reasonably expected to exceed $250,000 per occurrence or in the aggregate.

                    1.12 ENVIRONMENTAL REMEDIATION COSTS means all costs and expenses relating to activities or actions to (a) clean up or remove Hazardous Materials from the environment, (b) prevent or minimize the movement, leaching, or migration of Hazardous Materials into the environment, (c) mitigate the release or threatened release of Hazardous Materials into the environment, or the injury or damage from such release, or (d) comply with the requirements of any Environmental Laws or permits. Environmental Remediation Costs include, without limitation, costs and expenses payable in connection with the foregoing for legal, engineering, or other related services; for investigation, testing, sampling, and monitoring; for boring, excavation, and construction; for removal, modification or replacement of equipment or facilities; for labor and material; and for proper storage, treatment or disposal of Hazardous Materials.

                    1.13 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

                    1.14 EXCLUDED ASSETS means (as of the Closing Date, except where the context requires otherwise) (a) cash on hand and in bank accounts; (b) prepaid insurance expenses; (c) securities other than the capital stock of The Ladue News, Inc.; (d) any other cash items; (e) contracts of insurance in effect currently or on the Closing Date insuring the SLSJ Assets; (f) assets relating to any Employee Plan of the Journal Register Parties or The Ladue News, Inc.;
(g) the assets used primarily or exclusively by the Alton Telegraph; (h) any assets used in part by any of the Suburban Journals and in part by any publication or business of Journal Register or Sellers other than any of the Suburban Journals unless such assets (1) are used by the Suburban Journals in providing the services to the Alton Telegraph referenced in SCHEDULE 3.21 or (2) are located in Metropolitan St. Louis, other than Alton, Illinois or (3) are used primarily in the business of any of the Suburban Journals; (i) any other assets designated as such on SCHEDULE 1.14; 0) except in the case of The Ladue News, Inc., Tax attributes, including, without limitation, Tax refunds relating to those Taxes which are included in the definition of Excluded Obligations set forth in Section 1.15, other than those Tax Refunds which are taken into account for purposes of determining the Closing Date Working Capital Amount pursuant to
Section 14, and in the case of The Ladue News, Inc., only Tax refunds relating to periods between December 12, 1997 and the Closing Date, other than Tax refunds which are taken into account for purposes of determining the Closing Date Working Capital Amount pursuant to Section 14; (k) all of the Sellers' canceled checks and bank statements; (1) all Tax Returns of the Sellers and The Ladue News, Inc. which are filed on a consolidated or combined basis with Journal Register; and (m) the Sellers' franchises to be corporations or limited liability companies, certificates of incorporation or formation, bylaws, operating agreements, minute books, stock books (except with respect to The Ladue News, Inc.), corporate seals and other corporate records having to do with the organization and capitalization of the Sellers.

                    1.15  EXCLUDED  OBLIGATIONS  means (as of the Closing  Date, except where the context requires otherwise) the following obligations, regardless of whether such obligations relate to the Suburban Journals or the SLSJ Assets unless they have been included in the calculation of Working Capital and the Closing Date Working Capital Amount: (a) all obligations of the Journal Register Parties and The Ladue News, Inc. for money borrowed other than with respect to capital leases specifically identified as such and set forth on

SCHEDULE 1.21(C); (b) all liabilities, contingent or otherwise, for libel or slander that are not disclosed on the Schedules to this Agreement and for which Journal Register has insurance and Pulitzer does not; (c) all federal, state and local income Tax obligations of the Journal Register Parties and all federal, state and local income Tax obligations of The Ladue News, Inc. relating to periods between December 12, 1997 and the Closing Date; (d) all obligations due to the Journal Register Parties or their affiliates unless related to future services or products provided to Purchaser or Pulitzer pursuant to the terms of the Printing Agreement or the Shared and Transition Services Agreement or other services provided by mutual agreement of the parties; (e) all obligations to indemnify officers or directors of the Journal Register Parties or their affiliates or of The Ladue News, Inc. except with respect to matters that are related to, based on or otherwise part of the Assumed Obligations, including without limitation, the Weicht Litigation, but only to the extent that indemnification would have been required under the by-laws of the Journal Register Parties as in effect on the date hereof which have been delivered to Purchaser; (f) all obligations of the Journal Register Parties or The Ladue News, Inc. not primarily arising out of or relating to the operation of the Suburban Journals; (g) all liabilities for employee severance as a result of the execution and delivery of this Agreement and the performance of the obligations hereunder, provided that Purchaser complies with its obligations under Section 2.4; (h) all obligations of Sellers or The Ladue News, Inc. (for periods subsequent to December 12, 1997 for The Ladue News, Inc.), contingent or otherwise, relating to any current or prior Employee Plan (other than the retiree contracts and COBRA obligations specifically assumed by Purchaser pursuant to Section 15(b)); (i) all obligations to former owners of The Ladue News, Inc., except for obligations under (i) the Employment Agreement dated December 12, 1997 between The Suburban Journals of Greater St. Louis, Inc. and Charlene Bry (the "Bry Employment Agreement") and (ii) Bry Noncompetition Agreement (as defined in Section 3.2), provided that each of such agreements are validly assigned by the Suburban Journal Parties as capital contributions to The Ladue News, Inc. on or before the Closing Date; (j) all liabilities of any Journal Register Party payable by the Journal Register Parties pursuant to the terms of this Agreement; (k) all payroll, employment, withholding, social security or similar disability-related Taxes that are not taken into account for purposes of determining the Closing Date Working Capital Amount pursuant to
Section 14; (1) all Environmental Liabilities to third parties relating to property not transferred as part of the SLSJ Assets;(m) all claims made at any time for all liabilities arising from any occurrence, including, without limitation, any act or omission on or prior to the Closing Date (including all workers' compensation claims disclosed on SCHEDULES 3 12 3 17 and 3.18) which are covered by the Journal Register Parties' insurance policies relating to workers' compensation liability, auto liability and general commercial liability; provided, however, that no Journal Register Party is obligated to pay any additional premiums or incur any costs in connection therewith after the Closing Date and all deductibles shall be Assumed Obligations and (n) any liabilities relating to the litigations disclosed on SCHEDULES 3.12 and 3.18 which are designated as Excluded Obligations.

                    1.16 GAAP means generally accepted accounting principles consistently applied by Sellers.

                    1.17 HAZARDOUS MATERIALS means any (a) toxic or hazardous materials or substances; (b) solid wastes, including asbestos, polychlorinated biphenyls, mercury, buried contaminants, chemicals, flammable or explosive materials; (c) radiologically-contaminated materials; (d) petroleum wastes and spills or releases of petroleum products; and (e) any other chemical, pollutant, contaminant, substance or waste that is regulated by any governmental entity under any Environmental Law.

                    1.18 KNOWLEDGE MEANS:

                    (a) when used with respect to The Journal Register Parties, actual knowledge after reasonable inquiry on the part of Robert M. Jelenic, Jean
B. Clifton or Thomas E. Rice; and

                    (b) when used with respect to Pulitzer or Purchaser, actual knowledge after reasonable inquiry on the part of Robert C. Woodworth, Terrance
C. Z. Egger or Ronald H. Ridgway.

                    1.19 MAE means a material adverse change in the financial condition, business or operations of the Suburban Journals, taken as a whole, other than as may arise from general economic conditions affecting the greater St. Louis area or the newspaper industry generally or as a result of the announcement of this transaction.

                    1.20 METROPOLITAN ST. LOUIS means (a) the City of St. Louis, Missouri, (b) St. Charles, Jefferson, and St. Louis Counties in Missouri and (c) St. Clair, Madison and Monroe Counties in Illinois.

                    1.21 SLSJ ASSETS means all real, personal and mixed assets, both tangible and intangible (including the business of the Suburban Journals as "going concerns"), owned or held by any Seller and used primarily in connection with the business and operations of any of the Suburban Journals, other than Excluded Assets (as defined above) as of the applicable date for determining SLSJ Assets, which are expressly excluded from the definition of SLSJ Assets and shall be retained by Sellers. Subject to the provisions of Section 5, SLSJ Assets shall include all such assets existing on the date of this Agreement and all such assets acquired between the date of this Agreement and the Closing Date (and replacements and substitutions therefor) other than assets which are used or sold in the ordinary course of business between the date hereof and Closing Date as permitted by this Agreement), and shall include, without limitation:

                    (a) all real property and interests therein, specifically including leasehold interests, if any, of each Seller owned, used or held for use in the conduct of the business and operations of any of the Suburban Journals as of the date of this Agreement, including, without limitation, the real property more fully described in SCHEDULE 1.21(A) hereto; all buildings, structures and improvements located thereon, together with all easements and appurtenances thereto, including, without limitation, all air rights, subsurface rights, water rights, wells and all appurtenant development rights, if any, and all licenses, approvals, permits, privileges, variances and other rights or agreements affecting the ownership or use of real property or the business of any of the Suburban Journals or necessary or useful to the operations of any of the Suburban Journals as presently conducted; and all right, title and interest in and to any land lying in the bed of any street, road or avenue, in front of or adjoining such real property to the center line thereof, together with any additional items of the foregoing acquired between the date of this Agreement and the Closing Date (the "Real Property"), excluding interests which expire by their terms on or before the Closing Date or which are sold in the ordinary course of business on or before the Closing Date as permitted by this Agreement;

                    (b) all publishing equipment; office furniture; fixtures; vehicles; office materials and supplies; newsprint, ink and other inventory; spare parts and other tangible personal property of every kind and description owned, leased or held and used primarily in connection with the business and operations of any of the Suburban Journals, including, without limitation, those set forth in SCHEDULE 1.21(B) hereto, and any additions, improvements and replacements thereto between the date thereof and the Closing Date, other than assets which are used or sold in the ordinary course of business on or before the Closing Date as permitted by this Agreement;

                    (c) all contracts, leases and agreements of each Seller pertaining primarily or exclusively to the business and operations of any of the Suburban Journals on the date of this Agreement including, without limitation, those contracts, leases and agreements set forth on SCHEDULE 1.21(C) hereto, together with all contracts, leases, agreements, extensions, renewals and amendments which have been or will have been entered into as permitted by this Agreement prior to the Closing Date (the "Contracts"), excluding any contracts which expire by their terms on or before the Closing Date or which are terminated prior to the Closing Date as permitted by this Agreement;

                    (d) all Accounts Receivable relating to any of the Suburban Journals as of the Closing Date;

                    (e) to the extent assignable, all licenses, permits and authorizations issued by any governmental entity and used in connection with the business and operations of any of the Suburban Journals as of the date of this Agreement, including, without limitation, those set forth in SCHEDULE 1.21(E) hereto, and any additions, renewals or extensions thereto between the date of this Agreement and the Closing Date, other than those which have expired by their terms prior to the Closing Date or which are terminated prior to the Closing Date as permitted by this Agreement;

                    (f) all mastheads, trademarks, trade names, service marks, and copyrights in literary property of any kind, owned or held and used primarily or exclusively in connection with the business and operations of any of the Suburban Journals as of the date of this Agreement, including, without limitation, those set forth in SCHEDULE 1.21 (F-I) hereto, and those acquired between the date of this Agreement and the Closing Date, and the books and records of the Suburban Journals in accordance with Section 13; provided, however, that the mastheads, trademarks, trade names and service marks which incorporate the terms "Journal Register," "Sunrise," "Alton Telegraph," "River Bend Express" or "Edwardsville Journal" or which are listed on SCHEDULE 1.21 (F-2) shall be excluded;

                    (g) all of the issued and outstanding capital stock of The Ladue News, Inc., a Missouri corporation, and any and all rights of indemnification and set-off relating to the Assumed Obligations to which Journal Register East is entitled under Section 9 of the Stock and Asset Purchase Agreement dated December 12, 1997 by and between News Company of Ladue, Inc. and Charlene Bry (the "Ladue Purchase Agreement"), and under any other agreements executed in connection therewith in respect of any misrepresentation, breach of warranty or nonfulfillment of any warranty, representation, covenant or agreement of Charlene Bry related to Taxes of The Ladue News, Inc., including without limitation those contained in Sections 2(g), 9(b)(ii) and 9(e) of the Ladue Purchase Agreement;

                    (h) the URL address and website for "yourjournal.com" and related content and assets, to the extent that the website, contents and assets are specific to and owned by the Suburban Journals; and

                    (i) all other intangible personal property of every kind and description owned or held and used primarily or exclusively in connection with the business and operations of any of the Suburban Journals on the date of this Agreement and such personal property acquired between the date of this Agreement and the Closing Date, including, without limitation, all of the goodwill of Sellers in and going concern value of the Suburban Journals, customer accounts records, computer software and archives of the Suburban Journals, excluding any such property disposed of in the ordinary course of business prior to the Closing Date as permitted by this Agreement.

                    1.22 SUBURBAN JOURNALS means all of the publications listed on SCHEDULE 1.22, and the SLSJ Assets.

                    1.23 TAX means tax of any kind, a levy or other like assessment, customs, duties, imposts, charges or fees (including income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall pro fits, environmental (including taxes under Section 59A of the Code), capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever) imposed or payable to the United States or any state, county, local or foreign government or subdivision or agency thereof, and in each instance such term shall include any interest, penalties or additions to tax attributable to any such Tax which is not or are not taken into account for purposes of determining the Closing Date Working Capital Amount.

                    1.24 TAX RETURN means any return, statement, claim for refund, report, estimate, declaration, form or other written information return relating to Tax, including any schedule or attachment thereto and any amendment thereof.

                    1.25 UNINSURED COST means costs with respect to which insurance proceeds are not collected and are not capable of being collected in spite of commercially reasonable efforts by Sellers.

                    1.26 WEICHT LITIGATION means the matter styled Lee Weicht and Elizabeth Weicht, et al., Plaintiffs vs. Suburban Newspapers of Greater St. Louis, Inc., Defendant, Cause No. 942-10087, Missouri Circuit Court, Twenty-Second Judicial Circuit (St. Louis City) and any appeal therefrom or remand thereto, including any further action brought within the allowable time period by the non-suited carrier plaintiffs who were part of the Weicht suit. In addition, the term Weicht Litigation shall also include the litigation or claims identified as the "David Kranz" case and the "Ron Shafer" case set forth in SCHEDULES 3.12 and 3.18.

                    1.27 WORKING CAPITAL means the amount of Current Assets (as defined below), MINUS the amount of Current Liabilities (as defined below). For purposes of calculating Working Capital, Current Assets and Current Liabilities shall be reasonably estimated and certified by Journal Register as having been determined pursuant to its review of the regular accounting records of the Journal Register Parties and The Ladue News, Inc., maintained in the ordinary course of business consistent with the Journal Register Parties' past practices. For purposes hereof:

                    "CURRENT  ASSETS"  means any SLSJ  Assets  which  constitute current assets as defined by GAAP as applied by the Journal Register Parties consistent with past practice and the audited combined financial statements of the Suburban Journals for the fiscal year ended December 26, 1999; provided, however, that Accounts Receivable shall be determined on a gross basis (i.e., without any reserve for doubtful accounts, which reserve Sellers and Purchaser agree will be zero for purposes of the Working Capital determination) but otherwise in accordance with GAAP consistent with past practices and that there shall then be deducted therefrom the sum of all Accounts Receivable aged more than 120 days as of the Closing Date ("Aged Accounts Receivable"). The result of the computation under the foregoing proviso shall constitute the actual amount of Accounts Receivable included in Current Assets for purposes of calculating Working Capital.

                    "CURRENT  LIABILITIES"  means any Assumed  Obligations which constitute current liabilities as defined by GAAP as applied by the Journal Register Parties consistent with past practice and the audited combined financial statements of the Suburban
               Journals for the fiscal year ended December 26, 1999; provided that in no event shall there be accrued as a liability with respect to the Bry Employment Agreement and the Bry Noncompetition Agreement an amount less than the obligations thereunder for the twelve-month period following the Closing Date.

                    1.28 CERTAIN ADDITIONAL DEFINITIONS. The following terms shall have the respective meanings ascribed to them in the respective sections of this Agreement set forth opposite such term below:

                             TERM                                     SECTION

                   Allocation                                         2.5
                   Appraisal                                          2.5
                   Bry Employment Agreement                           1.15

                   Bry Noncompetition Agreement                       3.2
                   Carrier Contracts                                  3.22
                   C.A.C.                                             3.15
                   CERCLA                                             1.9
                   CERCLIS                                            3.19(d)
                   Closing Date Working Capital Amount                14(b)
                   Contracts                                          1.21(c)
                   Current Assets                                     1.27
                   Current Liabilities                                1.27
                   Employee Plan                                      3.10
                   Engineer                                           8.4
                   Estimate Date                                      14(a)
                   Event of Loss                                      19(d)(i)
                   Exchange                                           2.6
                   Financial Statements                               3.11
                   Governmental Authorizations                        3.7
                   H-S-R Antitrust Act                                6.1(1)
                   Indemnitee                                         19(d)(i)
                   Indemnitor                                         19(d)(i)
                   Labor Agreement                                    2.4(a)
                   Ladue Purchase Agreement                           1.21
                   Laws                                               3.6(d)
                   Loss                                               19(b)(i)
                   Notice of Claim                                    19(d)(i)
                   NPL                                                3.19(d)
                   Permitted Exceptions                               3.5(a)
                   Permits                                            3.19(c)
                   Phase II Study                                     8.4
                   Purchase Price                                     2.2(a)
                   Purchase Price Adjustment                          14(a)
                   Real Property                                      1.21(a)
                   Regulatory Entity                                  8.1(a)
                   Selected Accountants                               14(c)
                   SLSJ Employees                                     2.4(b)
                   Transferred Employee                               2.4(b)
                   Study                                              8.4
                   Union                                              2.4(a)



                    2.  PURCHASE  OF  ASSETS,  PURCHASE  PRICES  AND  METHOD  OF
                        PAYMENT.

                    2.1 PURCHASE OF ASSETS. Subject to the terms and conditions contained in this Agreement, on the Closing Date at the Closing Place and effective 12:01 A.M. on the Closing Date (i) Sellers shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase from the applicable Seller, their respective rights and title in and to the SLSJ Assets,
(ii) Sellers shall assign and deliver to Purchaser, and Purchaser shall accept assignment from the applicable Seller of, and assume the Assumed Obligations under, the Contracts, (iii) Sellers shall transfer and deliver to Purchaser, and Purchaser shall assume, the Assumed Obligations, and The Ladue News, Inc. shall transfer and deliver to Journal Register East, and Journal Register East shall assume, the Excluded Obligations that are obligations of The Ladue News, Inc.

                    2.2 CONSIDERATION. For and in full consideration of the assignments, conveyances and transfers described herein, and in consideration of the representations, warranties, covenants and agreements contained herein, Purchaser shall:

                    (a) Pay to Sellers for the SLSJ Assets the aggregate sum of One Hundred Sixty Five Million and No/00ths Dollars ($165,000,000) (the "Purchase Price"), increased or decreased by the Purchase Price Adjustment as provided in Section 14, of which an amount to be reasonably determined by the parties in good faith prior to the Closing Date shall be allocated as consideration for the non-competition agreement referenced in Section 6.1(n); and

                    (b) Assume the Assumed Obligations in accordance with the terms of this Agreement and the Assignment and Assumption Agreement set forth as EXHIBIT A hereto.

                    In addition, the net amount of the adjustments required pursuant to Sections 11 and 14, to the extent determinable on the Closing Date, shall be separately paid by Purchaser to Sellers or Sellers to Purchaser, as the case may be, by wire transfer at the Closing, with final settlement within thirty (30) days after the end of the third full monthly accounting or billing period after the Closing.

                    To the extent that the transfer or assignment hereunder by the Sellers to the Purchaser of any SLSJ Assets is not permitted or is not permitted without the consent of another party, this Agreement shall not be deemed to constitute an undertaking to transfer or assign the same if such consent is not given or if such an undertaking otherwise would constitute a breach thereof.

                    2.3 PAYMENT OF PURCHASE PRICE. At the Closing, Purchaser shall pay the Purchase Price, plus the estimated amount of Working Capital, to Sellers by wire transfer of Federal funds in accordance with instructions of Sellers delivered to Purchaser not less than two business days before the Closing Date.

                    2.4 LABOR AGREEMENT; EMPLOYEES. (a) Purchaser agrees to recognize the Graphic Communications International Union Local 505-M (the "Union") as the representative of the Suburban Journal employees who are covered under Section 6.1 of the labor agreement (the "Labor Agreement") between Suburban Newspapers of Greater St. Louis and the Union, assuming that the Union continues its majority status, and subject to the provisions of Section 5.4 in the case of the Labor Agreement.

                    (b) Purchaser shall, as of the Closing Date, offer continued
employment, with comparable compensation and benefit packages (in the aggregate), excluding any equity-based compensation, as given by Sellers as of the Closing Date, to all employees of Sellers and The Ladue News, Inc. with respect to the Suburban Journals, other than Thomas E. Rice, as of the Closing Date (the "SLSJ Employees"). Each SLSJ Employee who continues such employment after the Closing will become a "Transferred Employee." Transferred Employees shall be given credit for prior service with Journal Register, Sellers or any of their affiliates for purposes of determining eligibility of such employees to participate in or seniority under any of Purchaser's employee benefits.

                    2.5 ALLOCATION OF PURCHASE PRICE. The amount of the Purchase Price and the Assumed Obligations shall be allocated among the SLSJ Assets in accordance with the applicable requirements of Section 1060 of the Code and the regulations promulgated thereunder. Purchaser and Sellers agree, for both tax and financial accounting purposes, to use commercially reasonable efforts to agree, at least thirty (30) days prior to the anticipated Closing Date, upon an allocation of the amount of the Purchase Price and the Assumed Obligations among the SLSJ Assets (the "Allocation") and report the purchase and sale of the SLSJ Assets in a manner consistent with the Allocation, subject to the adjustment, if any, required under Section 14 and taking into account their respective tax and financial accounting methods and practices. In the event Purchaser and Sellers are unable to agree upon the Allocation at least thirty (30) days prior to the anticipated Closing Date, then Purchaser and Sellers shall cause an appraisal of the SLSJ Assets (the "Appraisal") to be performed by a qualified appraisal firm to be mutually agreed upon by them, and the Appraisal shall be conclusive and binding upon the parties for purposes of the Allocation. The cost of the Appraisal shall be shared equally by Purchaser, on one hand, and Sellers, on the other hand. In the event Sellers and Purchaser cannot mutually agree upon the selection of a qualified appraisal firm at least twenty (20) days prior to the anticipated Closing Date after negotiation in good faith, each party may determine and proceed to use its own allocation of the amount of the Purchase Price and the Assumed Obligations among the SLSJ Assets for both tax and accounting purposes. Purchaser and Sellers will comply with the applicable information reporting requirements of Section 1060 of the Code and the regulations promulgated thereunder. If any taxing authority makes or proposes an allocation with respect to the SLSJ Assets that differs materially from that contained in the Allocation, Purchaser and Sellers shall each have the right, at such party's election and expense, to contest such taxing authority's determination. In the event of such a contest, the other party agrees to cooperate reasonably with the contesting party, but shall have the right to file such protective claims or returns as may be reasonably required to protect its interest.

                    2.6 LIKE KIND EXCHANGE. Sellers are considering the disposition of the SLSJ Assets through a qualified intermediary within the meaning of Treas. Reg. Section 1.1031(k)-i (g)(4) for the purpose of effecting a like kind exchange (an "Exchange") within the meaning of Section 1031 of the Code. If Sellers decide to effect an Exchange, Sellers may, in their sole discretion, notify Purchaser in writing, and Purchaser agrees to cooperate with Sellers, if requested by Sellers, to structure the disposition of the SLSJ Assets as an Exchange; provided, however, that Purchaser shall not be obligated to incur any additional cost, liability (including warranty or other liability) or expense (including the reasonable expenses of its counsel in advising and representing Purchaser with respect to structuring the disposition of the SLSJ
Assets as an Exchange), and is held harmless by Sellers against any loss, liability or expense, arising as a result of the intended Exchange or any challenge to, or failure of, the disposition of the SLSJ Assets hereunder to qualify as an Exchange. The ability or inability of Sellers to structure the disposition of the SLSJ Assets as an Exchange shall not be a condition precedent to, and shall not under any circumstances constitute a cause for the delay of, the Closing. In connection with an Exchange, all of Sellers' respective representations, warranties, covenants, rights and obligations hereunder shall remain with Sellers, and Sellers shall transfer legal title to the SLSJ Assets directly over to Purchaser. In the event of any dispute regarding the SLSJ Assets, the transactions contemplated hereby or Sellers' respective obligations hereunder, Purchaser may look solely to the Journal Register Parties with respect to resolving any such dispute.

                    3. REPRESENTATIONS AND WARRANTIES OF JOURNAL REGISTER PARTIES. The Journal Register Parties jointly and severally represent, warrant, and agree to and with Pulitzer and Purchaser that:

                    3.1 ORGANIZATION  AND STANDING.  Each Journal Register Party
(a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware (or in the case of Suburban Newspapers, is a limited liability company existing and in good standing under the laws of the State of Delaware), (b) has full corporate or limited liability company power and authority to enter into and perform this Agreement, to own, hold, lease and operate the SLSJ Assets held by such Journal Register Party and to carry on the business associated with the SLSJ Assets as now being conducted and proposed to be conducted by it under existing agreements, (c) is duly qualified to do business and is in good standing as a foreign corporation in Missouri, Illinois and every other jurisdiction in which the nature of its business conducted by it requires such qualification, except where the failure to so qualify or be in good standing would not materially adversely affect such Journal Register Party, and (d) owns none of the SLSJ Assets, and conducts none of the business or operations of any of the Suburban Journals, through any other corporation, partnership or other entity except the other Journal Register Parties and The Ladue News, Inc.

                    3.2 THE LADUE NEWS INC. The Ladue News, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri and has full corporate power and authority to own, hold, lease and operate its assets and to carry on its business as now being conducted and proposed to be conducted by it under existing agreements. The authorized capital stock of The Ladue News, Inc. consists of 30,000 shares of common stock, 240 of which are issued and outstanding and are owned of record and beneficially by Journal Register East. None of the Journal Register Parties have any notice of an adverse claim (as defined in Section 8-102 of the New York Uniform Commercial Code) with respect to the capital stock of The Ladue News, Inc. None of such capital stock has been issued in violation of any pre-emptive rights, rights of first refusal or similar rights, and no contract, commitment or undertaking of any kind has been made for the issuance of additional shares of capital stock of The Ladue News, Inc. The Ladue News, Inc. does not own or control (directly or indirectly) or own or hold any right to acquire, any stock, partnership interest, joint venture interest, equity participation interest or other security or interest in any other entity, corporation partnership, trust or any other business association. The Bry Employment Agreement and the Noncompetition Agreement dated December 12, 1997 by and between News Company of

Ladue, Inc. and Charlene Bry (the "Bry Noncompetition Agreement") have been validity assigned to The Ladue News, Inc.

                    3.3 AUTHORIZATION BINDING OBLIGATIONS NO CONSENT REQUIRED. The execution, delivery and performance of this Agreement and the other agreements contemplated hereby have been duly and validly authorized by all necessary corporate or limited liability company action of each Journal Register Party. This Agreement has been duly executed and delivered by each of the Journal Register Parties and constitutes a valid and binding agreement of each of the Journal Register Parties enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles. Except as set forth in SCHEDULE 3.3, no consent, approval, order or authorization of, or declaration, filing or registration with, any person or governmental entity is required to be made or obtained by any of the Journal Register Parties or The Ladue News, Inc. in connection with the authorization, execution, delivery or performance of this Agreement or the transactions contemplated hereby.

                    3.4 NO CONTRAVENTION. The execution, delivery and performance of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby by each Journal Register Party will not (a) violate any provisions of its corporate charter or by-laws or other organizational documents, (b) result in the breach of, or constitute (or with notice or lapse of time or both constitute) a default under, or result in the creation of any lien, charge or encumbrance upon any of the SLSJ Assets under the provisions of any agreement or other instrument to which it is a party or by which its property is bound or affected or (c) violate any laws, rules, regulations, orders, judgments, writs, injunctions, awards, decrees or Governmental Authorizations applicable to it or its assets or properties.

                    3.5 TITLE TO SLSJ ASSETS.

                    (a) At Closing, each Seller will have, good and marketable title to all the Real Property to be transferred by it hereunder and The Ladue News, Inc. will have, good and marketable title to all the Real Property listed on SCHEDULE 1.21(A) as being owned by it, free and clear of all mortgages, pledges, claims, liens, covenants, servitudes, easements, restrictions, encroachments, leases, occupancies, tenancies, options, preemptive purchase rights or any other encumbrances, and without reservation or exclusion of any mineral, timber, water, or other rights or interests, except for and subject only to (i) liens for real estate and other taxes not yet due and payable and
(ii) those matters (other than liens) set forth in SCHEDULE 3.5(A), none of which materially restricts the use and none of which materially impairs or pursuant to its terms would materially impair the present operation of any of the Suburban Journals or the present use of such property or the continued operation of any of the Suburban Journals or the continued use of such property by Purchaser (the "Permitted Exceptions"). All leases of Real Property are in full force and effect and there are no defaults by Sellers or The Ladue News, Inc. under any of said leases which remain uncured and no event or circumstances which would be reasonably likely to become a default under any lease of Real Property. All leases of Real Property are listed on SCHEDULE 3.5(A) and true and complete copies of such leases have been made available to Purchaser.

                    (b) At Closing, each Seller will have good and valid title to all the personal property to be transferred by it hereunder, and The Ladue News, Inc. will have good and valid title to all the personal property shown on
SCHEDULE 1.21(B) as being owned by it, free and clear of all mortgages, pledges, claims, liens, charges, or any other encumbrances, except for and subject only to (i) liens for taxes not yet due or payable, (ii) the leases set forth in
SCHEDULE 1.21(B) and (iii) any other mortgages, pledges, claims, liens, charges or encumbrances which are less than $25,000 in the aggregate and which do not or will not materially impair the use in the same manner as used by Sellers by Purchaser following the Closing. SCHEDULE 1.21(B) lists all tangible personal property reasonably necessary to conduct the business and operations of the Suburban Journals as presently conducted and owned or held and used by to the Sellers or The Ladue News, Inc. in connection with the business and operations of any of the Suburban Journals as of March 26, 2000 (except for the Excluded Assets and tangible personal property having an original cost of less than Ten Thousand Dollars ($10,000)).

                    (c) Except as set forth on SCHEDULE 3.5(C),  all SLSJ Assets
are  utilized   exclusively  in  the   operations  of  the  Suburban   Journals.

                    3.6 CONDITION OF ASSETS.

                    (a) Except as set forth in SCHEDULE 3.6(A), the SLSJ Assets described in SCHEDULE 1.21(A) and SCHEDULE 1.21(B) are in the possession of the Sellers or The Ladue News, Inc., and, taking into account the age of such SLSJ Assets, are in good operating condition and repair (reasonable wear and tear excepted), suitable for the uses and purposes for which they are being used or intended, and are available for immediate use in the operation of the Suburban Journals.

                    (b) Except as shown on SCHEDULE 3.5(A), none of the Sellers nor The Ladue News, Inc. has transferred any air rights, subsurface rights or development rights relating to the Real Property. There are no outstanding contracts made by any Seller or The Ladue News, Inc. for any improvements to the Real Property which have not been fully paid.

                    (c) With the exception of leased personal and real property described in SCHEDULE 1.21(A) and SCHEDULE 1.21(B), no person other than Sellers and The Ladue News, Inc. owns any equipment or other tangible assets or properties situated on the Real Property and necessary to the operation of the business of any of the Suburban Journals.

                    (d) Except as provided in SCHEDULE 3.6(D), the construction, use and operation of the Real Property is in compliance with all applicable statutes, rules, regulations, ordinances, orders, writs, injunctions, judgments, decrees, awards, permits, conditions, agreements and restrictions of every governmental entity having jurisdiction over any of the Real Property, and every instrumentality or agency thereof (including, without limitation, applicable statutes, rules, regulations, orders, permits, conditions, approvals, certificates, agreements and restrictions relating to zoning, land use, ingress and egress, safety, health, employment and employment practices and access by the handicapped including, without limitation, the Americans with Disabilities Act, but excluding Environmental Laws) (collectively, "Laws") except where the failure to so comply would not create a MAE. None of the Journal Register Parties and The Ladue News, Inc. has received any notice of any violation of or investigation regarding any Laws.

                    (e) Except as shown on SCHEDULE 3.5(A), none of the buildings, structures and other improvements located on the Real Property, the appurtenances thereto or the equipment therein or the operation or maintenance thereof, violates any restrictive covenant, permit, condition or agreement or any easement, right of way or other encumbrance or restriction affecting such Real Property in any manner which, individually or in the aggregate, would have a MAE, nor does any building or structure of any third party encroach upon the Real Property or any easement or right of way benefiting the Real Property. The Real Property and its continued use, occupancy and operation as currently used, occupied and operated does not constitute a nonconforming use under any Law. The continued existence, use and occupancy of the Real Property, including, without limitation, the right of egress and ingress thereto, by Purchaser and the operation of the business of the Suburban Journals by Purchaser as it has heretofore been operated is not dependent on the granting of any special permit, exception, approval, condition or variance, other than one that has been granted to Sellers or The Ladue News, Inc. and is assignable to or will inure to the benefit of Purchaser.

                    (f) Except as provided in SCHEDULE 3.6(F), none of the Journal Register Parties nor The Ladue News, Inc. has received notice of, or otherwise has knowledge of, any condemnation, fire, health, safety, building, zoning or other land use regulatory proceedings, either instituted or planned to be instituted, which would have a material adverse effect on the continued ownership, use and operation of any significant portion of the Real Property, nor has any Journal Register Party or The Ladue News, Inc. received notice of any special improvements, liens, assessments or assessment proceedings affecting any of the Real Property.

                    (g) To the Sellers' Knowledge, all water, sewer, gas, electric, telephone and all other utilities and all drainage facilities and services required by any applicable law or by the current use and operation of the Real Property and which are material to the operation of the Suburban Journals are installed to the property lines of the Real Property, are connected to municipal or public utility services and proper drainage facilities pursuant to valid permits, are operable, and are reasonably adequate to service the Real Property as currently used in the operation of the business and to permit compliance in all material respects with the requirements of all Laws and normal usage of the Real Property.

                    (h) None of the Journal Register Parties nor The Ladue News, Inc. has Knowledge or notice of any threatened termination or reduction of the current access from the Real Property to existing roads or to sewer, water or other utility services presently serving the Real Property.

                    3.7 GOVERNMENTAL AUTHORIZATIONS. All material licenses, permits or authorizations (other than those related to Environmental Laws) of any federal, state or local governmental entity which are required for the continued operation of the business associated with any of the Suburban Journals or the SLSJ Assets as now conducted or proposed to be conducted under existing agreements (the "Governmental Authorizations") have been obtained and are in full force and effect.

                    3.8  CONTRACTS.   SCHEDULE  1.21(A),  SCHEDULE  1.21(B)  and
SCHEDULE 1.21(C) contain a true and complete list of all contracts, leases and agreements of every nature in full force and effect, as of the respective dates thereof, constituting part of the SLSJ Assets or to which any Seller or The Ladue News, Inc. is a party pertaining primarily or exclusively to the business or operations of any of the Suburban Journals (the "Section 3.8 Contracts") except (a) contracts or agreements entered into in the ordinary course of business which on the Closing Date will have a present remaining term of not more than twelve (12) months and are terminable after their respective terms without obligation being incurred as a result of such termination, (b) contracts for the sale or sponsorship of advertising, for cash and with not more than twelve (12) months remaining in their present terms, (c) Employee Plans listed on SCHEDULE 3.10(A), (d) any contracts, leases (other than leases of Real Property and personal property) and agreements (other than advertising contracts which are not barter agreements or multi-year contracts) not otherwise required to be disclosed on any other Schedule and obligating Sellers to pay not more than Fifty Thousand Dollars ($50,000) in remaining payment obligations and containing no material non-monetary obligations of, or restrictions applicable to, Sellers, The Ladue News, Inc. or the Suburban Journals and (e) the Carrier Contracts. Except as set forth on SCHEDULE 3.8, all Section 3.8 Contracts are valid and binding obligations of Sellers or The Ladue News, Inc., enforceable in accordance with their terms, except as their enforceability may be limited by bankruptcy, insolvency, moratorium, or other laws relating to or affecting creditors' rights generally, and are in full force and effect. Except as set forth on SCHEDULE 3.8, Sellers and The Ladue News, Inc. have complied in all material respects with all of the provisions of the Section 3.8 Contracts, and to the Knowledge of the Journal Register Parties, there are no material defaults thereunder by any other party or any condition which, with the passage of time, the giving of notice or both, would result in a material default by any other party thereunder. True and complete copies of all Section 3.8 Contracts, and all amendments and modifications thereto as of the date of such Schedules, have been made available or delivered to Purchaser. Said Schedules maybe supplemented to include contracts, leases and agreements permitted by Section 5.9 of this Agreement. Except as set forth in SCHEDULE 3.8, each of the Section 3.8 Contracts is validly assignable to Purchaser without the consent of any other party. Except as set forth on SCHEDULE 3.8, there are no barter agreements with respect to any of the Suburban Journals or The Ladue News, Inc. Except as set forth on SCHEDULE 3.8, none of the Journal Register Parties is party to or bound by any contract, lease, relationship or commitment which in any way restricts or purports to restrict its ability to acquire any property or assets or conduct business or provide services to any person or entity anywhere in Metropolitan St. Louis, and The Ladue News, Inc. is not party to or bound by any contract, lease, relationship or commitment which in any way restricts or purports to restrict its ability to acquire any property or assets or conduct business or provide services to any person or entity anywhere in the world; provided, however, that nothing contained herein shall prohibit the Journal Register Parties from entering into such agreements with respect to the disposition of Alton Telegraph so long as any such agreements do not in any way restrict or limit the business or operations of the Suburban Journals after the Closing Date or restrict or limit the ability of Purchaser or any of its affiliates to conduct business or provide services presently or in the future in the manner and as and to the extent it determines.

                    3.9 TRADEMARKS TRADE NAMES AND COPYRIGHTS. SCHEDULE 1.2 1(F-1) contains a true and complete list and summary description, as of the date of this Agreement, of all material patents, mastheads, trademarks, trade names and service marks held by Sellers and The Ladue News, Inc. with respect to any of the Suburban Journals, all of which are owned by Sellers and The Ladue News, Inc. or licensed for their use, and all of which are valid and in good standing. The assets noted in SCHEDULE 1.21 (F-I) include all such property reasonably necessary to conduct the business of the Suburban Journals as now conducted. Sellers and The Ladue News, Inc. have the right to use all patents, trademarks, trade names, and copyrights relating to the Suburban Journals as they presently use them. No patent, trademark, trade name, or copyright used by any of the Suburban Journals is the subject of any infringement action, or action seeking to deny, modify or revoke any registration or application therefor or renewal thereof and, except as disclosed in SCHEDULE 3.9, none of the Sellers and The Ladue News, Inc. has granted to any third party any right, title or interest in or to any such intellectual property. To the Knowledge of the Journal Register Parties, none of the intellectual property used by any of the Sellers or The Ladue News, Inc. in connection with the Suburban Journals infringes upon or is being infringed upon by the intellectual property of any other person or entity. The Suburban Journals do not utilize any Internet address or domain name other than "yourjournal.com" or as set forth on SCHEDULE 1.21(F-1).

                    3.10 PLANS AND AGREEMENTS RELATING TO EMPLOYEES.

                    (a) Except as set forth on SCHEDULE 3.10(A), there are no employee benefit plans, contracts or arrangements of any type currently in effect or which have been approved before the date of this Agreement but are not yet effective for the benefit of SLSJ Employees who provide or provided services primarily to or in connection with any of the Suburban Journals, including, without limitation, (i) any employee benefit plans described in Section 3(3) of ERISA (whether or not subject to ERISA) and (ii) any personnel policies, deferred compensation plans, incentive plans, bonus plans or arrangements, stock option plans, stock purchase plans, golden parachute agreements, severance pay plans, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs and employment contracts. Except as set forth on Schedule 3.10(f), no defined benefit pension plans, whether or not currently in effect, have been maintained within six years of the Closing Date. Each of such employee benefit plans, contracts or arrangements is herein referred to as an "Employee Plan."

                    (b) Sellers and The Ladue News, Inc. have delivered or made available to Purchaser true, correct and complete copies of the following documents with respect to each Employee Plan (where applicable): (i) all plan documents and agreements, as well as collective bargaining agreements and amendments of same; and (ii) the most recent copies of all summary plan descriptions, booklets and employee handbooks distributed to plan participants. Each Employee Plan has been administered in all material respects in accordance with its terms and applicable law, including without limitation, the Code and ERISA.

                    (c) With respect to any funded employee pension plan within the meaning of Section 3(2) of ERISA, (i) there has been no accumulated funding deficiency within the meaning of Section 302(a)(2) of ERISA or Section 412 of the Code, which has resulted or could result in the imposition of a lien upon any of the SLSJ Assets; and (ii) no event has occurred and no circumstance exists under which any Seller or The Ladue News, Inc. has incurred or may incur, directly or indirectly, liability under the provisions of Title IV of ERISA which could become a liability of Purchaser.

                    (d)  SCHEDULE   3.10(D)  sets  forth  a  list  of  all  SLSJ
Employees, together with their annualized base pay and a description of the amount and basis of their other compensation, including whether such compensation is governed by a collective bargaining agreement. There are no labor strikes, work stoppages, grievances or arbitrations pending or, to the Knowledge of any Journal Register Party, threatened between any Seller or The Ladue News, Inc. and the SLSJ Employees, except as set forth in SCHEDULE 3.10(D).

                    (e) Other than the Labor Agreement (a true, correct and complete copy of which has been delivered to Purchaser), none of the Sellers nor The Ladue News, Inc. is party to any collective bargaining agreement covering the employment of any SLSJ employees, nor has it recognized or received a demand for recognition from any collective bargaining representative with respect to any SLSJ employees, and during the past three years, except as set forth on
SCHEDULE 3.10(E), there have been no labor strikes, work stoppages, grievances or arbitrations and, to the Knowledge of the Journal Register Parties, no such actions are threatened. Except as set forth on SCHEDULE 3.10(E), there are no unfair labor practice claims or charges pending or, to the Knowledge of the Journal Register Parties, threatened against any Seller or The Ladue News, Inc. with respect to the Suburban Journals. Except as set forth on SCHEDULE 3.10(E), none of the Sellers nor The Ladue News, Inc. has terminated the employment of any SLSJ employee within the 90-day period prior to the date of this Agreement.

                    (f) Except as set forth on SCHEDULE 3.10(F), none of the Sellers nor The Ladue News, Inc. is obligated to contribute or is otherwise a party to any employee welfare benefit plan or employee pension benefit plan which is a multiemployer plan within the meaning of Section 3(37) of ERISA. None of the Sellers nor The Ladue News, Inc. has incurred or will incur any withdrawal liability (either as a contributing employer or as part of a controlled group which includes a contributing employer) which has not been satisfied or which will not be satisfied prior to the Closing to any multiemployer plan (as defined in Section 3(37) of ERISA) in connection with any complete or partial withdrawal from such plan occurring on or before the Closing.

                    (g) With respect to each Employee Plan which is a group health plan within the meaning of Section 5001 (b)(l) of the Code, each Seller and The Ladue News, Inc. has complied in all material respects with the provisions of Section 4980B of the Code.

                    3.11 FINANCIAL STATEMENTS. The unaudited balance sheets and profit and loss statements of the Suburban Journals as of and for the fiscal years ended December 31, 1997, December 31, 1998 and December 26, 1999, and the unaudited balance sheets and profit and loss statements of the Suburban Journals as of and for the three-month period ended March 26, 2000 as compared to the three-month  period  ended  March  31,  1999,  and  included  in  SCHEDULE  3.11
(collectively, the "Financial Statements"), were prepared in accordance with GAAP consistent with Journal Register Parties' past practices (except as otherwise noted thereon), are correct in all respects material to the transactions contemplated hereby, and fairly present the financial condition and results of operations of the Suburban Journals as of the dates and for the periods indicated, as adjusted as set forth therein. Since March 26, 2000, there has been no MAE and, to the Knowledge of the Journal Register Parties, no fact or condition exists which reasonably would be expected to cause a MAE.

                    3.12 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on SCHEDULE 3.12, none of the Sellers nor The Ladue News, Inc. has any liabilities or obligations relating to the Suburban Journals or the SLSJ Assets of any nature, whether absolute, accrued, contingent or otherwise or due or to become due, asserted or unasserted, matured or unmatured, and there is no existing condition, situation or set of circumstances that reasonably could be expected to result in such an obligation or liability including, without limitation, customer or third party guarantees, amounts or services due advertisers, or post-retirement healthcare or welfare benefits, except (a) such liabilities and obligations that are reflected in the Financial Statements or disclosed in the notes thereto, (b) liabilities and obligations incurred in the ordinary course of business after March 26, 2000, consistent with past practice (none of which is a liability for breach of contract, breach of warranty (other than chargebacks incurred in the ordinary course of business and consistent with past practice), tort, infringement claim or lawsuit) and (c) liabilities listed in any other Schedule to this Agreement that are specifically identified as liabilities and liabilities under contracts disclosed on the Schedules or which are not required to be disclosed hereunder. There are no asserted claims for indemnification against any Seller relating to the Suburban Journals or the SLSJ Assets or any such claims against The Ladue News, Inc., and, to the Knowledge of the Journal Register Parties, no facts or circumstances exist that might give rise to the assertion of a material claim.

                    3.13 ACCOUNTS RECEIVABLE. The Accounts Receivable (a) represent bona fide transactions completed in the ordinary course of business of the Suburban Journals and in accordance with the terms and provisions contained in the invoices therefor, (b) are not subject to any setoff, counterclaim or dispute presently extant or asserted with respect thereto which are required to be reflected in the Financial Statements in accordance with GAAP consistent with Journal Register Parties' past practices, and (c) reflect an appropriate allowance for doubtful accounts established in accordance with GAAP consistent with Journal Register Parties' past practices.

                    3.14 INVENTORIES. All inventories of newsprint, ink and other consumable items reflected in the Financial Statements and all such inventories acquired by the Sellers or The Ladue News, Inc. subsequent to December 26, 1999 (a) were acquired and have been maintained in accordance with the regular business practices of Sellers and The Ladue News, Inc., (b) are of a quality customarily used in the ordinary course of the business of the Suburban Journals and (c) are valued in accordance with GAAP consistent with Journal Register Parties' past practices. There has not been any material write-down or write-off of or other adjustment to, such inventories since March 26, 2000, except for adjustments in accordance with GAAP consistent with Journal Register Parties' past practices.

                    3.15 CIRCULATION. The average unpaid circulation for the respective Suburban Journals during each year in the three-year period ended September 30, 1999, as determined by the Certified Audit of Circulations (the "C.A.C."), is set forth on SCHEDULE 3.15. All reports filed with C.A.C. for the Suburban Journals with respect to such periods were true and correct in all material respects at the time of filing. All such reports which were required to have been filed with respect to the Suburban Journals have been filed by the Sellers and The Ladue News, Inc. Since September 30, 1999, each of the Journal Register Parties and The Ladue News, Inc. has conducted its circulation operations with respect to the Suburban Journals in the ordinary course of business and in a manner consistent with past practice, and except as set forth in SCHEDULE 3.15, there has not been any material adverse change in the paid or unpaid circulation for any of the Suburban Journals.

                    3.16 ADVERTISING CUSTOMERS AND SUPPLIERS. SCHEDULE 3.16 contains true and complete lists of each of the top twenty (20) advertising customers of the Suburban Journals during the years ended December 31, 1998 and December 26, 1999 in each of the local, national, classified and preprint categories, together with revenue data for each such advertising customer for those years. Except as set forth on SCHEDULE 3.16, as of the date of this Agreement none of the Journal Register Parties has reason to believe that any of such top twenty advertising customers as of December 26, 1999 (a) has ceased or materially reduced or plans to cease or reduce materially, the use of the services of the Suburban Journals, or (b) has sought or is seeking, to reduce materially, the price it will pay for the services of the Suburban Journals. Except as set forth on SCHEDULE 3.16, since December 26, 1999, none of the Journal Register Parties has reason to believe that any advertising customer (x) has ceased or reduced, or plans to cease or reduce, the use of the services of the Suburban Journals, except where the reduction or cessation would not have a MAE, or (y) has sought, or is seeking, to reduce, the price it will pay for the services of the Suburban Journals, except where the reduction would not have an MAE. Except as set forth on SCHEDULE 3.16, since December 26, 1999, none of the Journal Register Parties has received any written or other notice, or has reason to believe, that any such advertising customer has terminated or altered in any material respect, or plans to terminate or materially alter, its relationship with any of the Sellers or The Ladue News, Inc. with respect to the Suburban
Journals. Except as set forth on SCHEDULE 3.16, none of the Journal Register Parties nor The Ladue News, Inc. has received any written or other notice, or has reason to believe, that any of its top twenty (20) suppliers (measured by dollar volume for fiscal year 1999) has terminated or altered in any material respect, or plans to terminate or materially alter, its relationship with any of the Sellers or The Ladue News, Inc. with respect to the Suburban Journals.

                    3.17 INSURANCE. SCHEDULE 3.17 contains a true and complete list, as of the date thereof of all policies of insurance taken out by, or for the benefit of, any Journal Register Party or The Ladue News, Inc. which currently are in effect and cover any part of the SLSJ Assets, the business associated therewith or the personnel associated therewith, and indicates the types and amounts of insurance under such policies. All such policies are in full force and effect and copies of the same have been delivered to the Purchaser. None of the Journal Register Parties nor The Ladue News, Inc. is in default with respect to any provisions contained in any insurance policy listed in SCHEDULE 3.17 in any respect that could result in a cancellation of such policy or a refusal by the insurer to pay under such policy, nor has it failed to give any notice or present any claim under any such insurance policy in due and timely fashion. SCHEDULE 3.17 also lists all pending claims with any insurance company (other than employee benefit claims) and any instances within the previous three years of a denial of coverage of any Journal Register Party or The Ladue News, Inc. by any insurance company and all workers' compensation claims of each of the Journal Register Parties and The Ladue News, Inc. during the three years previous to the date of this Agreement.

                    3.18 LITIGATION. Except as set forth in SCHEDULE 3.18, (a) there is no litigation, proceeding or investigation of any nature pending nor, to the Knowledge of the Journal Register Parties, threatened against any Seller, The Ladue News, Inc. or the SLSJ Assets or, to the Knowledge of the Journal Register Parties, affecting any Seller, The Ladue News, Inc. or the SLSJ Assets, or which seeks to enjoin, prohibit or otherwise challenge the transactions contemplated hereby; (b) no judgment, award, order, or decree has been rendered against any Seller or The Ladue News, Inc. or, to the Knowledge of the Journal Register Parties, is applicable to any Seller, The Ladue News, Inc. or the SLSJ Assets which has not been fully paid or discharged. None of the Sellers nor The Ladue News, Inc. has violated or is in default under any order, rule, regulation, policy, writ, or decree of any court or other agency or governmental entity in any respect which would have a MAE.

                    3.19 ENVIRONMENTAL  MATTERS.  Except as provided in SCHEDULE
                         3.19:

                    (a) except as would not have an Environmental Material Adverse Effect, the SLSJ Assets and The Ladue News, Inc. have been and are currently being operated in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations of Environmental Laws and related orders of any court or other governmental entity;

                    (b) except as would not have an Environmental Material Adverse Effect, there are not any existing, pending or, to the Knowledge of the Journal Register Parties, threatened actions, suits, claims, investigations, inquiries or proceedings by or before any court or any other governmental entity directed against any Seller or The Ladue News, Inc. that pertain or relate to
(i) any remedial obligations under any applicable Environmental Law, (ii) violations by any Seller or The Ladue News, Inc. of any Environmental Law, (iii) personal injury or property damage claims relating to a release of Hazardous Materials, or (iv) any other Environmental Liabilities relating to the storage, handling, treatment, transportation, release or disposal by any Seller or The Ladue News, Inc. of any Hazardous Materials;

                    (c) with respect to permits and licenses, (i) except as would not have an Environmental Material Adverse Effect, all licenses, permits, consents, or other approvals (collectively "Permits") required under Environmental Laws that are necessary to the operations of any Seller and The Ladue News, Inc. have either been obtained and are in full force and effect or have been applied for timely, and the Journal Register Parties are unaware of any basis for revocation or suspension of any such licenses, permits, consents or other approval, (ii) to the Knowledge of the Journal Register Parties, no Environmental Laws impose any obligation upon Purchaser, as a result of any transaction contemplated hereby, requiring prior notification to any governmental entity of the transfer of any Permit that is necessary to the operations of the SLSJ Assets and The Ladue News, Inc.; and (iii) except as would not have an Environmental Material Adverse Effect, each Seller and The Ladue News, Inc. has operated in compliance with such Permits and at the production levels or emission levels specified in such Permits;

                    (d) to the Knowledge of the Journal Register Parties, (i) no portion of any of the SLSJ Assets is listed on the National Priorities List ("NPL") or the Comprehensive Environmental Response, Compensation, and Liability Information System ("CERCLIS") list under CERCLA, or any similar ranking or listing under any state law, and (ii) none of the Sellers nor The Ladue News, Inc. has transported or arranged for the transportation of any Hazardous Materials generated by any Seller or The Ladue News, Inc. in the conduct of the business of any of the Suburban Journals or The Ladue News, Inc. to any location which, to the Knowledge of the Journal Register Parties, is listed on the NPL or CERCLIS under CERCLA, or on any similar state list, or which is the subject of Federal, state or local enforcement actions or other investigations which may lead to claims against any Seller or The Ladue News, Inc. for clean-up costs, remedial work, damages to natural resources or personal injury claims, including, but not limited to, claims under CERCLA;

                    (e) to the Knowledge of the Journal Register Parties, all Hazardous Materials generated by any Seller or The Ladue News, Inc. have been transported by carriers, or stored, treated and disposed of by treatment, storage and disposal facilities, authorized or maintaining valid permits under all applicable Environmental Laws;

                    (f) no person has disposed or released any Hazardous Materials on, at, or under the Real Property, except in compliance with Environmental Laws, or except as would not have an Environmental Material Adverse Effect;

                    (g) the Journal Register Parties are not aware of any Environmental Remediation Costs that are required or are planned to be expended relating to the operation of the SLSJ Assets or The Ladue News, Inc. for which the Journal Register Parties reasonably anticipate payment or accrual;

                    (h) to the Knowledge of the Journal Register Parties, (i) no asbestos-containing materials are present at any of the Real Property, and (ii) there are no aboveground or underground tanks for the storage of Hazardous Materials, active or abandoned, or which have been closed or removed, at any of the Real Property;

                    (i) there are no encumbrances in favor of any governmental entity on any of the Real Property for (i) any liability under Environmental Laws or (ii) damages arising from or costs incurred by such governmental entity in response to a release of Hazardous Materials into the environment arising under or pursuant to any Environmental Laws, and none of the Sellers nor The Ladue News, Inc. is required to place any notice or restriction relating to the presence of Hazardous Materials at any of the Real Property in any deed to such Real Property; and

                    (j) except as would not have an Environmental Material Adverse Effect, no facts or circumstances exist which could reasonably be expected to result in any Environmental Liabilities to any Seller, The Ladue News, Inc. or the Purchaser with respect to the current or past business and operations of any Seller or The Ladue News, Inc. as the result of or connection with (i) any violation by a Seller of any Environmental Law, or (ii) the storage, handling, treatment, transportation, release or disposal by a Seller or The Ladue News, Inc. of any Hazardous Materials.

                    3.20 TAXES.

                    (a) Each of the Journal Register Parties has duly and timely filed all federal, state, county and local Tax Returns which it has been required to file with respect to the Suburban Journals and their respective operations and the SLSJ Assets. Sellers have made available to Purchaser copies of all their respective separate income Tax Returns and all separate payroll, employment, ad valorem tangible property and intangible personal property Tax Returns with respect to the Suburban Journals and their respective operations and the SLSJ Assets filed during the three-year period prior hereto and, to the extent reasonably available, copies of any information with respect to the Suburban Journals and their respective operations and the SLSJ Assets included in all consolidated/combined income Tax Returns filed by the Journal Register during the three-year period prior hereto, and has paid, or made provision in accordance with GAAP for the payment of, all Taxes due to, or claimed to be due by, any federal, state, county or local Taxing authority in respect of the Suburban Journals and their operation and the SLSJ Assets, including, without limitation, Missouri and Illinois ad valorem tangible property and intangible personal property Taxes. The Tax Returns described in the immediately preceding sentence were true, complete and correct in all material respects. None of the Journal Register Parties is delinquent in the payment of any Taxes shown on such Tax Returns, and there are no outstanding deficiencies with respect to any Taxes owed by any Journal Register Party in respect of the Suburban Journals and their operation or the SLSJ Assets. None of the Journal Register Parties has given or been requested to give any waiver or extension of the statute of limitations with respect to the payment of any Taxes relating to the Suburban Journals and their operation or the SLSJ Assets which is currently effective. All Taxes relating to the Suburban Journals and their operation and the SLSJ Assets which any Journal Register Party is or was required by law to withhold, to deposit or to collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been duly withheld, deposited or collected and, to the extent required, have been paid to the relevant Tax authority. There are no Tax liens on any SLSJ Assets except liens for Taxes not yet due. Except as specifically set forth in SCHEDULE 3.20 hereto, no issue has been raised (or is currently pending) by any Tax authority which would, if the Tax increase related thereto were paid and charged to the accounting period to which the Tax relates, have a MAE or a material adverse effect on the financial condition of The Ladue News, Inc.

                    (b) Since December 12, 1997, The Ladue News, Inc. has duly and timely filed all federal, state, county and local Tax Returns which it has been required to file, has made available to Purchaser copies of all its separate federal, state, county and local Tax Returns filed during the three-year period prior hereto and, to the extent reasonably available, copies of any separate pro forma Tax Return or other separate information prepared for The Ladue News, Inc. included in all consolidated/combined income Tax Returns filed by the Journal Register during the three-year period prior hereto, and has paid, or made provision in accordance with GAAP for the payment of, all Taxes due to, or claimed to be due by, any federal, state, county or local Tax authority, including, without limitation, Missouri and Illinois ad valorem tangible property and intangible personal property Taxes. The Tax Returns described in the immediately preceding sentence were true, complete and correct in all material respects. The Ladue News, Inc. is not delinquent in the payment of any Taxes shown on such Tax Returns, and there are no outstanding deficiencies with respect to any Taxes owed by The Ladue News, Inc. The Ladue News, Inc. has not given or been requested to give any waiver or extension of the statute of limitations with respect to the payment of any Taxes which is currently effective. Since December 12, 1997, all Taxes which The Ladue News, Inc. is or was required by law to withhold, to deposit or to collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been duly withheld, deposited or collected and, to the extent required, have been paid to the relevant Tax authority. With respect to periods ended on or before December 12, 1997, the rights of indemnification and set-off included in the SLSJ Assets which are described in Section 1.21(g) hereof and which are to be assigned to Purchaser at the Closing are fully and completely assignable under applicable law, and at the Closing, Purchaser shall fully and completely succeed to all such rights of indemnification and set-off to which Journal Register East is entitled immediately prior to the Closing. There are no Tax liens on any assets of The Ladue News, Inc., except liens for Taxes not yet due. Except as specifically set forth in SCHEDULE 3.20 hereto, no issue has been raised (or is currently pending) by any Tax authority which would, if the Tax increase related thereto were paid and charged to the accounting period to which the Tax relates, have a material adverse effect, individually or in the aggregate, on the operating results or the financial position of The Ladue News, Inc. as reflected in the Financial Statements. The Ladue News, Inc. has not filed a consent under Section 341(f) of the Code to be treated as a collapsible corporation and has not made any payments, is obligated to make any payments or is a party to any agreement which under certain circumstances could obligate it to make any payments, which will not be deductible under Section 280G of the Code. The unpaid Taxes of The Ladue News, Inc. did not, as of May 31, 2000, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth in the Financial Statements, and any unpaid Taxes of The Ladue News, Inc. do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of The Ladue News, Inc. in filing its Tax Returns. The Ladue News, Inc. is not a party to any Tax sharing, Tax indemnity or other agreement or arrangement relating to Taxes with any other person or entity.

                    3.21  RELATED  PARTY  TRANSACTIONS.  Except  as set forth in
SCHEDULE 3.21, no current or former officer or director (including their respective family members), employee or shareholder, or any associate (as defined in the rules promulgated under the Securities Exchange Act of 1934, as amended) of any Seller or The Ladue News, Inc. is presently or at the time of the Closing shall be, or, in the last three years has been, (a) a party to any transaction with any Journal Register Party or their respective affiliates other than on an arms-length basis (including, without limitation, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such officer or director (including their respective family members), employee or shareholder or associate, (b) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a present or potential competitor, supplier or customer of any of the Suburban Journals, or (c) the recipient of any income from any source other than the Journal Register Parties which relates to, or should properly accrue to, the Suburban Journals. SCHEDULE 3.21 sets forth a full and complete description of the agreement for printing certain of the Suburban Journals by the Alton Telegraph and a full and complete list of all other assets relating to the Suburban Journals or The Ladue News, Inc. that are shared with the Alton Telegraph.

                    3.22 AGREEMENTS WITH CARRIERS; WEICHT LITIGATION. SCHEDULE 3.22(A) lists all contracts and agreements with carriers and other deliverers of the Suburban Journals (the "Carrier Contracts") and true and complete copies of the Carrier Contracts, and all amendments and modifications thereto as of the date hereof, have been made available or delivered to Purchaser. Except with respect to claims made in the Weicht Litigation described in SCHEDULE 3.22(B) or similar or related claims that may be brought by such plaintiffs or other carriers, as to which the Journal Register Parties make no representation or warranty, (i) the Carrier Contracts are valid and binding obligations of Sellers or The Ladue News, Inc., enforceable in accordance with their terms, except as their enforceability may be limited by bankruptcy, insolvency, moratorium, or other laws relating to or affecting creditors' rights generally, and are in full force and effect and (ii) Sellers and The Ladue News, Inc. have complied in all material respects with all of the provisions of the Carrier Contracts and have not caused any defaults thereunder. Except as set forth in Schedule 3.22(c) to the Sellers' knowledge, the Carrier Contracts are validly assignable to Purchaser without the consent of any other party. As of the date hereof, no additional claims or causes of action have been asserted by any of the plaintiffs to the Weicht Litigation against any Seller or The Ladue News, Inc. or, to the knowledge of the Journal Register Parties, threatened.

                    3.23 MISSTATEMENTS AND OMISSIONS. No representation or warranty made by any Journal Register Party in this Agreement, and no statement made in any schedule, certificate or other document furnished pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or fails to state, or will omit or fail to state, any material fact or information necessary to make such representation or warranty or any such statement, in light of the circumstances in which it was made, not misleading.

                    3.24 DISCLAIMERS. It is understood that any cost estimates, forecasts, projections or other predictions contained or referred to in the Schedules hereto or in any other materials that have previously been or shall hereafter be provided to Pulitzer or Purchaser (including without limitation the confidential descriptive memorandum prepared by any broker and any presentation by management of the Journal Register Parties) are not and shall not be deemed to be representations or warranties of the Journal Register Parties or any of their respective affiliates, agents, employees or representatives. Inclusion of any information in any Schedule to this Agreement shall not be deemed an admission of materiality solely by virtue of its inclusion therein. Any information set forth in any of the Schedules to this Agreement shall be deemed to be disclosed under all other Schedules where such disclosure is reasonably apparent on its face.

                    4. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Pulitzer and Purchaser jointly and severally represent, warrant and agree to and with each Journal Register Party that:

                    4.1 ORGANIZATION AND STANDING. Each of Pulitzer and Purchaser (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has full corporate power and authority to enter into and perform this Agreement, to own, lease and operate the SLSJ Assets, and to carry on the business associated with the SLSJ Assets as now being conducted, and (c) is, or on the Closing Date will be, duly qualified to do business and in good standing as a foreign corporation in Missouri, Illinois and every other jurisdiction in which the nature of the business to be conducted by it requires such qualification, except where the failure to so qualify would not materially adversely affect Purchaser or Sellers.

                    4.2 AUTHORIZATION AND BINDING OBLIGATIONS; NO CONSENT REQUIRED. The execution, delivery and performance of this Agreement and the other agreements contemplated hereby, have been duly and validly authorized by all necessary corporate action of Pulitzer and Purchaser. This Agreement has been duly executed and delivered by Pulitzer and Purchaser and constitutes the valid and binding agreement of Pulitzer and Purchaser, enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles. Except as set forth in SCHEDULE 3.3, no consent, approval, order or authorization of, or declaration, filing or registration with, any person or governmental entity is required to be made or obtained by Pulitzer or Purchaser in connection with the authorization, execution, delivery or performance of this Agreement, the other agreements contemplated hereby or the transactions contemplated hereby.

                    4.3 NO CONTRAVENTION. The execution, delivery and performance of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby by Pulitzer and Purchaser will not (a) violate any provisions of the corporate charter or by-laws of Pulitzer or Purchaser, (b) result in the breach of, or constitute (or with notice or lapse of time or both constitute) a default under, the provisions of any agreement or other instrument to which Pulitzer or Purchaser is a party or by which the property of Pulitzer or Purchaser is bound or affected, or (c) violate any laws, rules, regulations, orders, judgments, writs, injunctions, awards, decrees, or Governmental Authorizations applicable to Pulitzer or Purchaser or their respective assets or properties.

                    4.4 LITIGATION. Except as otherwise contemplated by this Agreement, there is no litigation, proceeding, or investigation of any nature pending, nor, to Knowledge of Pulitzer or Purchaser, threatened against or affecting it which seeks to enjoin, prohibit or otherwise challenge the transactions contemplated hereby or which would affect the authority or ability of Pulitzer or Purchaser to carry out this Agreement.

                    4.5 FINANCING. Pulitzer has available and will make available to Purchaser all funds necessary to perform this Agreement in accordance with its terms. Pulitzer and the Purchaser agree that at all times between the date of this Agreement and the Closing Date they will assure that funds sufficient to permit the Purchaser to pay the Closing Payments required to be made pursuant to Section 2.3 will be available on the Closing Date.

                    5. CONDUCT OF BUSINESS PRIOR TO CLOSING. The Journal Register Parties agree with respect to the Suburban Journals that pending the Closing, except with the prior written consent of Purchaser:

                    5.1 CONTROL AND CONDUCT OF BUSINESS. Journal Register will remain in control of the Suburban Journals, each Seller and The Ladue News, Inc. at all times prior to the Closing Date. The Journal Register Parties shall conduct the business and operations of the Suburban Journals in the normal and ordinary course of business in accordance with present practices and shall use commercially reasonable efforts to preserve and promote such business and to avoid any act which could have a MAE. Without limiting the generality of the foregoing, Journal Register Parties shall maintain a course of conduct with the Suburban Journals' advertisers consistent with past practices.

                    5.2 SLSJ ASSETS. The Journal Register Parties shall maintain the SLSJ Assets in the condition specified in Section 3.6 of this Agreement.

                    5.3 INVENTORY. Each Seller and The Ladue News, Inc. (i) shall maintain its inventory (including office supplies, spare parts, equipment and the like to the extent they are material to the continued and uninterrupted operation of the business but not including newsprint, ink, plates or plastic bags) in accordance with its normal operating procedures, (ii) shall use commercially reasonable efforts (taking into effect allocations among the Journal Register Parties and their affiliates consistent with past practice) to have available at the Closing Date at least a thirty-day supply of newsprint, ink, plates and plastic bags, and (iii) shall notify Purchaser promptly if newsprint inventory levels fall or are reasonably likely to fall below a thirty-day supply.

                    5.4 EMPLOYEE COMPENSATION AND BENEFITS. Except as set forth on SCHEDULE 5.4, none of the Journal Register Parties nor The Ladue News, Inc. shall, except as provided herein, increase the compensation, expense allowance or other benefits payable or to become payable to any employee of any of the
Suburban Journals under any Employee Plan or otherwise, except in the ordinary course of business and in conformity with normal patterns of adjustment with respect to the Suburban Journals, or except as required by applicable law. None of the Journal Register Parties nor The Ladue News, Inc. shall, except as provided herein, enter into any new employment agreement or any amendment, renewal, or other modification of an existing employment agreement with any employee of any of the Suburban Journals not covered by a collective bargaining agreement involving the annual payment of Seventy-Five Thousand Dollars ($75,000) or more individually or One Hundred Fifty Thousand Dollars ($150,000) or more in the aggregate and having a term of more than twelve (12) months without first consulting with Purchaser with respect to the terms of such new agreement or amendment, renewal, or other modification of any existing employment agreement. Except as set forth on SCHEDULE 5.4, none of the Journal Register Parties nor The Ladue News, Inc. shall adopt any employee benefit plans described in Section 3(3) of ERISA, except as provided herein. Purchaser shall have no obligation to assume any such agreement or amendment, renewal, or other modification, or any such benefit plan or program, as of the Closing Date, or any obligations arising thereunder, if Purchaser advises The Journal Register Parties in writing of Purchaser's disapproval thereof within ten (10) days of The Journal Register Parties' first consulting with Purchaser with respect thereto. The Journal Register Parties shall give Purchaser reasonable advance notice of the terms and conditions of any amendment, renewal or extension of the Labor Agreement or the entering into of any new collective bargaining agreement prior to the Closing Date.

                    5.5 ORGANIZATION. The Journal Register Parties shall use commercially reasonable efforts consistent with past practice to (a) maintain the present quality of the operations of the Suburban Journals; (b) preserve the value of the Suburban Journals as going concerns; (c) preserve intact the business organization of the Suburban Journals; (d) keep available to the Suburban Journals the services of the employees currently on the payrolls of the Suburban Journals; and (e) preserve for the Suburban Journals the existing relationships with employees, suppliers, customers and their agencies and others having business with the Suburban Journals.

                    5.6 INSURANCE. The Journal Register Parties and The Ladue News, Inc. shall cause to be maintained in effect through the day following the Closing Date property damage, liability and other insurance of comparable type, amount and coverage as that in effect on the date of this Agreement with respect to the SLSJ Assets.

                    5.7 TRANSFER OF SLSJ ASSETS. The Journal Register Parties shall not sell, assign, lease or otherwise transfer or dispose of any of the SLSJ Assets, and The Ladue News, Inc. will not sell, assign, lease or otherwise transfer or dispose of any assets, without replacement with a substantially equivalent asset of substantially equivalent kind, condition and value, except where such disposition is in the ordinary course of business and the asset involved is no longer used or necessary for the operation of the business.

                    5.8  ENCUMBRANCES.  The Journal  Register  Parties shall not create or assume any mortgage, pledge, claim, lien, charge, servitude, restriction, encroachment, lease, occupancy, tenancy, option, preemptive right, or other encumbrance affecting any of the SLSJ Assets (or their replacements) (collectively, "Encumbrances"), and The Ladue News, Inc. shall not create or assume any such Encumbrance, other than those permitted by this Agreement; provided, however, that the Journal Register Parties and The Ladue News, Inc. may continue or replace existing or enter into new bank financing or lease arrangements with respect to the SLSJ Assets provided that such Encumbrances shall be released in full prior to or at the Closing.

                    5.9 AGREEMENTS. Each of the Journal Register Parties shall perform all obligations required to be performed by it under all agreements, leases and contracts (including without limitation the Carrier Contracts) binding upon it or to which any of the Suburban Journals or The Ladue News, Inc. is subject and, except as provided herein or with the prior consent of Purchaser, shall not amend or unilaterally terminate the same (or waive any substantial right thereunder) and shall not enter into any new agreements which might be binding on Purchaser, except new agreements, leases or contracts or amendments, renewals or other modifications of such existing or new agreements, leases or contracts which are entered into in the ordinary course of business, are consistent with the other provisions of this Agreement and (x) in the case of leases, agreements and contracts other than Carrier Contracts, which either individually do not impose payment obligations on the Sellers in excess of Fifty Thousand Dollars ($50,000) or which on the Closing Date will have a present remaining term of not more than twelve (12) months and are terminable after their respective terms without obligation being incurred as a result of such termination or (y)(i) in the case of existing Carrier Contracts, any renewals or extensions thereof shall be for not more than one year if the original term thereof was one year and for not more than two years if the original term thereof was for more than one year and all other provisions shall be comparable to those contained in renewals or extensions entered into within six months prior to the date of this Agreement and (ii) in the case of new Carrier Contracts with new carriers, the term thereof shall be for not more than three years and all other provisions thereof shall be comparable to those contained in new Carrier Contracts with new carriers entered into within six months prior to the date of this Agreement.

                    5.10 ACCOUNTING CHANGES. The Journal Register Parties shall notify Purchaser promptly in writing of any material change in the accounting principals, methods or practices applied to the Suburban Journals.

                    6. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES.

                    6.1 CONDITIONS TO CLOSING OF PURCHASER. The obligation of Purchaser under this Agreement to purchase the SLSJ Assets and to assume the Assumed Obligations at Closing is subject to the following conditions precedent:

                    (a) PURCHASE PRICE. Sellers shall have complied with the terms of Section 2.2 and Section 2.3 of this Agreement, to the extent applicable.

                    (b) DELIVERY OF INSTRUMENTS OF CONVEYANCE AND TRANSFER. Purchaser shall have received the instruments and other documents required to be delivered to it pursuant to Section 10 of this Agreement.

                    (c) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made herein (and in any document delivered in connection herewith) by the Journal Register Parties shall be true and correct in all respects at and as of the Closing Date, except where the failure of such representations and warranties to be true and correct without any qualification as to MAE, materiality or Knowledge, together with any failure to perform or comply with the terms, covenants, agreements and conditions of this Agreement without any qualification as to MAE, materiality or Knowledge, would not, in the aggregate, have a MAE. The Journal Register Parties acknowledge and agree that the provisions of this Section 6.1(c) do not in any way constitute a waiver or otherwise preclude or limit Purchaser's right to indemnification for any loss, cost, liability, damage and expense (including legal and other expenses incident thereto) arising out of or resulting from any inaccuracy, misrepresentation or breach of any representation or warranty of The Journal Register Parties under this Agreement, consistent with the provisions of Section 19.

                    (d) COMPLIANCE WITH AGREEMENT. All of the terms, covenants, agreements and conditions of this Agreement to be performed or complied with by The Journal Register Parties on or prior to the Closing shall have been duly performed or complied with in all respects, except where the failure to so perform or comply without any qualification as to MAE, materiality or Knowledge, together with any failure of the representations and warranties of the Journal Register Parties to be true and correct without any qualification as to MAE, materiality or Knowledge, would not, in the aggregate, have a MAE. The Journal Register Parties acknowledge and agree that the provisions of this Section 6.1(d) do not in any way constitute a waiver or otherwise preclude or limit Purchaser's right to indemnification for any loss, cost, liability, damage and expense (including legal and other expenses incident thereto) arising out of or resulting from any breach of any such terms, covenants, agreements and conditions, consistent with the provisions of Section 19.

                    (e) NO OBSTRUCTIVE PROCEEDING. No order, decree or judgment of any court, agency, commission, or governmental entity (which has not been dismissed or settled) shall be subsisting against the parties or any of the parties which would render it unlawful, as of the Closing Date, to effect the transactions contemplated hereunder in accordance with the terms of this Agreement. No governmental entity shall have instituted any action or proceeding (which has not been dismissed or settled) challenging the transactions contemplated hereunder. No nongovernmental third party shall have instituted any action or proceeding challenging the transactions contemplated hereby which has a reasonable possibility of success and, if successful, would be reasonably likely, individually or in the aggregate, to have a MAE.

                    (f) MATERIAL ADVERSE CHANGE. There shall have been no change in the financial condition, business or operations of the Suburban Journals from March 26,2000 to the Closing Date that, individually or in the aggregate, would have a MAE.

                    (g) CONSENTS. The Journal Register Parties shall have obtained and delivered to Purchaser all necessary approvals and consents to the assignment to Purchaser of those leases, contracts and other agreements required to be listed on any Schedule, except those consents with respect to Contracts listed on a Schedule and not designated therein as material or necessary to consummate the transactions contemplated by this Agreement. The Journal Register Parties shall have also delivered to Purchaser copies of all other third-party consents or approvals which the Journal Register Parties have obtained, which shall be in substantially the form of EXHIBIT B hereto or in a form otherwise reasonably acceptable to Purchaser.

                    (h) OFFICER'S CERTIFICATES AND GOOD STANDING CERTIFICATES. Each of the Journal Register Parties shall have delivered to Purchaser at
Closing:

                    (i) a certificate from its Secretary or Assistant Secretary confirming the existence, incorporation and good standing of the Journal Register Parties, as the case may be, on the date of Closing, together with copies of its resolutions authorizing the execution, delivery and performance of this Agreement and all other documents and the taking of all action required thereunder or in connection therewith on its behalf;

                    (ii) a certificate of its Secretary or Assistant Secretary certifying the incumbency of officers and their genuine signatures, with a cross certification of such Secretary or Assistant Secretary's incumbency and genuine signature;

                    (iii) a certificate of the its President and Chief Financial Officer confirming that its representations and warranties set forth in Section 3 of this Agreement are true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made thereon and certifying that all covenants, agreements and conditions of this Agreement to be performed or complied with by it on or prior to the Closing have been duly performed or complied with in all material respects; and

                    (iv) certificates, executed by the proper official of each jurisdiction, as to its good standing and qualification to do business in Missouri and Illinois.

                    (i) OPINIONS OF COUNSEL. Purchaser shall have received the written opinion of Reed Smith Shaw & McClay LLP or Wachtell, Lipton, Rosen & Katz, counsel for the Journal Register Parties, dated the Closing Date, in substantially the form attached to this Agreement as EXHIBIT C. In rendering its opinion, such counsel may rely, to the extent appropriate, as to matters of fact upon statements and certificates of officers of the Journal Register Parties, and upon opinions attached to its opinion from local counsel with respect to matters appropriately covered by such local counsel opinions.

                    (j) CERTIFICATIONS. Three (3) days prior to Closing, the Journal Register Parties shall have delivered to Purchaser a schedule and certification of: (i) all agreements, leases and contracts and all amendments, renewals, extensions, or other modifications thereof(other than those which would not be subject to disclosure pursuant to Section 3.8 of this Agreement) which have been entered into with respect to any of the Suburban Journals after the date of this Agreement and which are to be assigned to Purchaser hereunder;
(ii) all tangible assets subject to the provisions of Section 10.2 of this Agreement, and (iii) any other supplement to the information provided on the Schedules hereto with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement or the date of any of the Schedules, would have been required to be set forth in or described in such Schedules.

                    (k) COPIES OF DOCUMENTS. The Journal Register Parties shall have delivered to Purchaser copies of all contracts listed in the schedule delivered pursuant to Section 6.10) above.

                    (l) ANTITRUST CLEARANCE. The applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 (the "H-S-R Antitrust Act") with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

                    (m) FIRPTA AFFIDAVIT. At the Closing, each Seller shall execute and deliver to Purchaser an affidavit pursuant to Section 1445(b)(2) of the Code substantially in the form annexed hereto as EXHIBIT D, and Purchaser agrees that, except as otherwise provided in Section 1445(b)(7) of the Code and the regulations promulgated thereunder, upon the execution and delivery of each such affidavit to Purchaser, no deduction shall be made or claimed against the Purchase Price by reason of the requirements of Sections 897 and 1445 of the Code.

                    (n) NON-COMPETITION AGREEMENT. The Journal Register Parties shall have executed and delivered the non-competition agreement in substantially the form of EXHIBIT E hereto and made a part of this Agreement.

                    (o) AUDITED FINANCIAL STATEMENTS. Purchaser shall have received copies of audited, combined financial statements for the Suburban
Journals for the year ended December 26, 1999 conforming in all material respects to the Financial Statements for such period included in SCHEDULE 3.11 (and, if applicable, audited combined financial statements for the year ended December 31, 2000) prepared in accordance with GAAP consistent with Journal Register Parties' past practices. Deloitte & Touche shall receive copies of, and have reasonable opportunity to review and comment upon the working papers (if permitted by Journal Register's auditors) and the final draft of such audited financial statements prior to the issuance of such audited financial statements.

                    (p) PRINTING AGREEMENT. The applicable Journal Register Parties shall have entered into a written contract in substantially the form of EXHIBIT F hereto and made part of this Agreement formalizing the current commercial printing arrangement between the Suburban Journals and the Alton Telegraph for a period of one year from the Closing Date.

                    (q) TRANSITION AGREEMENT. The applicable Journal Register Parties shall have entered into a written contract in substantially the form of EXHIBIT G hereto and made part of this Agreement providing for certain shared services and other matters between the Suburban Journals and the Alton Telegraph during a reasonable transition period.

                    (r) TERMINATION OF JOURNAL REGISTER PARTIES INTER-COMPANY AGREEMENTS. The Journal Register Parties shall have terminated with no liability to Purchaser unless such liability is included in the calculation of Working Capital all agreements and arrangements between or among the Journal Register Parties and/or any of their affiliates other than the Printing Agreement and the Shared and Transition Services Agreement.

                    (s) DELIVERY OF INSTRUMENTS OF ASSUMPTION. Journal Register East shall have delivered to Purchaser one or more instruments whereby Journal Register East assumes and agrees to perform the Excluded Obligations that are obligations of The Ladue News, Inc., such instruments to be in form and substance reasonably acceptable to Purchaser.

                    (t) SHARE CERTIFICATES FOR THE LADUE NEWS INC. Journal Register East shall have delivered to Purchaser the certificate or certificates representing all of the issued and outstanding capital stock of The Ladue News, Inc., together with duly executed stock powers.

                    (u) RESIGNATIONS OF OFFICERS AND DIRECTORS. Sellers shall have delivered to Purchaser resignations and releases (excluding from any such release any matters Purchaser has assumed under this Agreement) from such officers and directors of The Ladue News, Inc. as Purchaser may request.

                    (v) ENCUMBRANCES. All encumbrances with respect to the SLSJ Assets shall have been released in full.

                    6.2 CONDITIONS TO CLOSING OF SELLERS. The obligation of Sellers under this Agreement to sell the SLSJ Assets at Closing is subject to the following conditions precedent:

                    (a) PURCHASE PRICE. Purchaser shall have wired the Purchase Price (inclusive of the amount allocated to the non-competition agreement referenced in Section 6.1(n)) and any adjustment pursuant to Section 14 and otherwise complied with the terms of Sections 2.2 and 2.3 of this Agreement.

                    (b) DELIVERY OF INSTRUMENTS OF ASSUMPTION. Purchaser shall have delivered to Sellers one or more instruments whereby Purchaser assumes and agrees to perform the Assumed Obligations, such instruments to be in form and substance reasonably acceptable to Sellers.

                    (c) REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. The representations and warranties made herein (and in any document delivered in connection herewith) by Pulitzer and Purchaser shall be true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made thereon, except as otherwise contemplated by this Agreement. Pulitzer and Purchaser acknowledge and agree that the provisions of this Section 6.2(c) do not in any way preclude or limit the right of any Journal Register Party to indemnification for any loss, cost, liability, damage and expense (including legal and other expenses incident thereto) arising out of or resulting from any inaccuracy, misrepresentation or breach of any representation or warranty of Pulitzer or Purchaser under this Agreement.

                    (d) COMPLIANCE WITH AGREEMENT. All of the terms, covenants, agreements and conditions of this Agreement to be performed or complied with by Purchaser on or prior to the Closing shall have been duly performed or complied with in all material respects.

                    (e) NO OBSTRUCTIVE PROCEEDING. No order, decree or judgment of any court, agency, commission, or governmental entity shall be subsisting against the parties or any of the parties which would render it unlawful, as of the Closing Date, to effect the transactions contemplated hereunder in accordance with the terms of this Agreement. No governmental entity shall have instituted any action or proceeding challenging the transactions contemplated hereunder.

                    (f) OFFICER'S CERTIFICATES AND GOOD STANDING CERTIFICATES. Each of Pulitzer and Purchaser shall have delivered to the Journal Register Parties at Closing:

                    (i) a certificate from its Secretary or Assistant Secretary confirming the existence, incorporation and good standing of Pulitzer or Purchaser, as the case may be, on the date of Closing, together with copies of its resolutions authorizing the execution, delivery and performance of this Agreement and all other documents and taking of all action required thereunder or in connection therewith on its behalf,

                    (ii) a certificate of its Secretary or Assistant Secretary certifying the incumbency of its officers and their genuine signatures, with a cross certification of such Secretary or Assistant Secretary's incumbency and genuine signature;

                    (iii) a certificate of its President and Chief Financial Officer confirming that its representations and warranties set forth in Section 4 of this Agreement are true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made thereon and certifying that all covenants, agreements and conditions of this Agreement to be performed or complied with by it on or prior to the Closing have been duly performed or complied with in all material respects; and

                    (iv) certificates, executed by the proper official of each jurisdiction, as to the good standing of Pulitzer and Purchaser in Delaware and the qualification of Purchaser to do business in Missouri and Illinois.

                    (g) ANTITRUST APPROVAL. The applicable waiting period (and any extension thereof) under the H-S-R Antitrust Act with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

                    (h) PRINTING AGREEMENT. Purchaser shall have entered into a written contract in substantially the form of EXHIBIT F hereto and made part of this Agreement formalizing the current commercial printing arrangement between the Suburban Journals and the Alton Telegraph for a period of one year from the Closing Date.

                    (i) TRANSITION AGREEMENT. Purchaser shall have entered into a written contract in substantially the form of EXHIBIT G hereto and made part of this Agreement providing for certain shared services and other matters between the Suburban Journals and the Alton Telegraph during a reasonable transition period.

                    7. COVENANTS OF PARTIES PENDING CLOSING.

                    7.1  COVENANTS  OF  THE  JOURNAL  REGISTER  PARTIES  PENDING
CLOSING.

                    (a) FINANCIAL STATEMENTS. The Journal Register Parties shall furnish to Purchaser (i) within thirty (30) days after the end of each monthly accounting period (except for the periods ending on a quarter or year end commencing with the period ending July 30, 2000), an unaudited internal profit and loss statement and balance sheet of the Suburban Journals for such period, and the year to date results for the period ended at the end of such period (the "MONTHLY FINANCIAL STATEMENTS"), (ii) within forty-five (45) days after the end of each quarterly accounting period, commencing with the quarter ended June 25, 2000, an unaudited internal profit and loss statement and balance sheet of the

Suburban Journals as of the end of such period (the "Quarterly Financial Statements") and (iii) within 102 days after the end of each fiscal year, commencing with the fiscal year ended December 31, 2000 an unaudited internal profit and loss statement and balance sheet of the Suburban Journals as of the end of such period (the "Year-End Financial Statements"). The Monthly Financial Statements, the Quarterly Financial Statements and the Year End Financial Statements to be delivered by the Journal Register Parties hereunder shall be on a comparative basis with the corresponding periods for such year. Purchaser acknowledges that the Journal Register Companies have changed their financial reporting from a calendar year basis to a 52/53 week fiscal year basis effective as of December 26, 1999 and, therefore, the comparative financial statements to be provided under this Section 7.1(a) are affected by such change and are not directly comparative. Except as noted thereon, the Monthly Financial Statements shall be consistent with the information provided by the Suburban Journals to Journal Register on a monthly basis. Except as noted thereon, the Quarterly Financial Statements shall be prepared consistent with past practice and consistent with the results for the Suburban Journals which are reflected in Journal Register's consolidated results for such quarter. Except as noted thereon, the Year-End Financial Statements shall be prepared in accordance with GAAP, consistent with past practice and will fairly present the results of operations and the financial condition as of and for the periods therein described in all material respects. The Journal Register Parties shall also furnish to Purchaser any other information concerning the financial condition and operations of the Suburban Journals as Purchaser may reasonably request.

                    (b) LITIGATION OR DAMAGE. The Journal Register Parties shall promptly notify Purchaser of (i) any litigation instituted or, to the Knowledge of the Journal Register Parties, threatened against any of the Journal Register Parties (to the extent it relates to the Suburban Journals or the SLSJ Assets or Purchaser or Pulitzer or the transactions contemplated by this Agreement), The Ladue News, Inc. or any of the Suburban Journals or which challenges the transactions contemplated hereby and (ii) any damage to or destruction of any of the SLSJ Assets in excess of Fifty Thousand Dollars ($50,000).

                    (c) CONSENTS AND APPROVALS. The Journal Register Parties shall use commercially reasonable efforts to obtain, on or prior to the Closing Date, from each person, firm, association, corporation and governmental entity all consents and approvals to the transfer, conveyance or assignment of any of the SLSJ Assets to Purchaser as herein provided which are required by the terms of any agreements, permits, approvals, conditions and authorizations to which it is a party or otherwise and on terms and conditions which impose no obligations or liabilities on Purchaser greater than those on Sellers prior to the request for such consent or approval. Each party shall cooperate with the other to the extent reasonably necessary to obtain any such consents or approvals.

                    (d) ACCESS AND INFORMATION. The Journal Register Parties shall furnish Purchaser and its counsel, accountants, engineers and other authorized representatives access to the Suburban Journals and all information concerning the affairs of the Suburban Journals as it may reasonably request in order to enable Purchaser to make such examinations and investigations thereof as it shall deem necessary, including, without limitation, all contracts, agreements, and leases pertaining to the business and operations of any of the Suburban Journals and any amendments, renewals or other modifications thereof, provided, however, that access to competitively sensitive material shall be limited pursuant to a protocol to be agreed upon between antitrust counsel for Journal Register and Pulitzer; and provided further, that in each instance mutually satisfactory arrangements shall be made in advance in order to avoid interruption and to minimize interference with the normal business and operations of the Suburban Journals. Without limiting the foregoing, the Journal Register Parties agree that representatives of Deloitte & Touche may, at Purchaser's expense, review the audit of the Suburban Journals as of and for the year ended December 26, 1999 (and, if applicable, the year ended December 31,
2000), and the Journal Register Parties shall reasonably cooperate with the representatives of Deloitte & Touche in the conduct of the review, including execution by the appropriate officers of the Journal Register Parties of the standard client representation letter required by Statement on Auditing Standards No. 19. Prior to any such review, Purchaser shall take all reasonable steps to ensure that all materials disclosed to and derived by Deloitte & Touche with respect to such review shall be kept confidential. The Journal Register Parties shall request and consent to Deloitte & Touche's reviewing the working papers of the Journal Register Parties' auditors in connection with the aforementioned audit.

                    (e) ANTITRUST COMPLIANCE.

                    (i) As promptly as practicable after the date of this Agreement, and in no event later than June 30, 2000, the Journal Register Parties shall file with the Federal Trade Commission and the Department of Justice the notification and report form required by, and will use reasonable best efforts to comply as promptly as practicable with any request for supplemental information in connection with, the H-S-R Antitrust Act. The parties shall cooperate with each other in preparing and filing any required filing under the H-S-R Antitrust Act.

                    (ii) As promptly as practicable after the date of this Agreement, the Journal Register Parties shall make or cause to be made any and all filings which are required under applicable state laws with respect to the transactions contemplated by this Agreement.

                    (iii) The Journal Register Parties shall cooperate with Purchaser in the taking of all steps that are necessary, proper or desirable to expedite the preparation and filing of such notifications and filings by Purchaser and the furnishing of all information required in connection therewith.

                    (f) NOTICE OF EVENTS. Prior to Closing, the Journal Register Parties shall furnish to Purchaser promptly, and in any event within five (5) Business Days after obtaining or having Knowledge thereof, notice of:

                    (i) Any breach of any term or provision of the Agreement on the part of the Journal Register Parties, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied, which is then continuing, together with a certificate of Journal Register specifying the details thereof and the action which the Journal Register Parties have taken or propose to take with respect thereto;

                    (ii) Any action, suit or proceeding challenging the sale or assignment of the SLSJ Assets or the transactions contemplated by this Agreement;

                    (iii) Any notice of other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement;

                    (iv) Any other development which would prevent or raise a material doubt about the possibility of the satisfaction of any condition set forth in Section 6.1; and

                    (v) Any notice or other communication from any regulatory authority, the approval or consent of which is being sought in connection with the transactions contemplated by this Agreement not otherwise disclosed pursuant to Section 7.1(e).

                    (g) NO VIOLATION. The Journal Register Parties shall not take any action or omit to take any action which will make the transactions contemplated by this Agreement unlawful.

                    7.2 COVENANTS OF PURCHASER PENDING CLOSING.

                    (a) NOTICE OF EVENTS. Prior to Closing, Purchaser shall furnish to the Journal Register Parties promptly, and in any event within five
(5) Business Days after obtaining or having Knowledge thereof, notice of:

                    (i) Any breach of any term or provision of the Agreement, on the part of Purchaser, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied, which is then continuing, together with a certificate of Purchaser specifying the details thereof and the action which Purchaser has taken or proposes to take with respect thereto;

                    (ii) Any action, suit or proceeding challenging the sale or assignment of the SLSJ Assets or the transactions contemplated by this Agreement;

                    (iii) Any notice of other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement;

                    (iv) Any other development which would prevent or raise a material doubt about the possibility of the satisfaction of any condition set forth in Section 6.2; and

                    (v) Any notice or other communication from any regulatory authority, the approval or consent of which is being sought in connection with the transactions contemplated by this Agreement.

                    (b) NO VIOLATION. Purchaser shall not take any action or omit to take any action which will make the transactions contemplated by this Agreement unlawful.

                    (c) ANTITRUST COMPLIANCE.

                    (i) As promptly as practicable after the date of this Agreement, and in no event later than June 30, 2000, Purchaser shall file with the Federal Trade Commission and the Department of Justice the notification and report form required by, and will use reasonable best efforts to comply as promptly as practicable with any request for supplemental information in connection with, the H-S-R Antitrust Act. The parties shall cooperate with each other in preparing and filing any required filing under the H-S-R Antitrust Act.

                    (ii) As promptly as practicable after the date of this Agreement, Purchaser shall make or cause to be made any and all filings which are required under applicable state laws with respect to the transactions contemplated by this Agreement.

                    (iii) Purchaser shall cooperate with the Journal Register Parties in the taking of all steps that are necessary, proper or desirable to expedite the preparation and filing of such notifications and filings by the Journal Register Parties and the furnishing of all information required in connection therewith.

                    8. MUTUAL COVENANTS AND AGREEMENTS.

                    8.1 EFFORTS OF THE PARTIES. (a) Subject to the terms and conditions herein provided, each party hereto shall use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Purchaser and the Journal Register Parties (i) diligently shall take, and cooperate in the taking of, all necessary, desirable and proper steps, provide any additional information reasonably required, and otherwise use reasonable best efforts to obtain promptly all necessary clearances from the U.S. Department of Justice, the Federal Trade Commission, any applicable state agencies, any other governmental entity (each a "Regulatory Entity") of the transactions contemplated by this Agreement and (ii) shall defend through litigation on the merits any antitrust, trade regulation or competition claim asserted in any court by any Regulatory Entity, including, but not limited to, defending against any request for, or seeking to have vacated or terminated, any decree, order or judgment that would restrain, prevent or delay consummation of the transactions contemplated by this Agreement. The foregoing shall not be deemed to require Purchaser to enter into any agreement, consent decree or other commitment requiring Purchaser or any of its affiliates to divest or hold separate or to take any other action that would have a material adverse effect upon the financial condition, business or operations of Purchaser after giving effect to the transactions contemplated herein or the financial condition, business or operations of St. Louis Post Dispatch LLC.

                    (b) The Purchaser and Journal  Register shall keep the other apprised of the status of matters relating to the completion of the transactions contemplated hereby and work cooperatively in connection with obtaining consents of any Regulatory Entity, including, without limitation: (i) promptly notifying the other of, and if in writing, furnishing the other with copies of (or, in the case of material oral communications, advise the other orally of) any communications from or with any Regulatory Entity with respect to the transactions contemplated by this Agreement, (ii) permitting the other party to review and discuss in advance, and considering in good faith the views of one another in connection with, any proposed written (or any material proposed oral) communication with any Regulatory Entity, (iii) not participating in any meeting with any Regulatory Entity unless it consults with the other party in advance and to the extent permitted by such Regulatory Entity gives the other party the opportunity to attend and participate thereat, (iv) furnishing the other party with copies of all correspondence, filings and communications (and memoranda setting forth substance thereof) between it and any Regulatory Entity with respect to this Agreement and the transactions contemplated by this Agreement, and (v) furnishing the other party with such necessary information and reasonable assistance as such other party may reasonably request in connection with its preparation of necessary filings or submissions of information to any Regulatory Entity. The Purchaser and Journal Register may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 8.1 as "outside counsel only." Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient unless express permission is obtained in advance from the source of the materials (the Purchaser or Journal Register as the case may be) or its legal counsel.

                    8.2 PUBLIC ANNOUNCEMENTS. The parties will issue separate press releases, which shall be reasonably acceptable to the parties, promptly following the execution of this Agreement. Prior to the Closing Date none of the Journal Register Parties nor Pulitzer or Purchaser shall, without the prior written approval of the other party, make any additional press release or other public announcement concerning the transactions contemplated by this Agreement except to the extent that either party shall be so obligated by law or the rules of the New York Stock Exchange, in which case the other party shall be advised and the parties shall use commercially reasonable efforts to cause a mutually agreeable release or announcement to be issued. Notwithstanding the foregoing, the Journal Register Parties, Pulitzer and Purchaser understand, acknowledge and agree that each of Journal Register and Pulitzer is a publicly-traded company and, as such, may be required to disclose this transaction, the terms thereof and information relating to the Suburban Journals and the SLSJ Assets by one or more filings with the Securities and Exchange Commission or other federal or state regulating bodies or with the New York Stock Exchange. To the extent possible, each party will give the other prior notice of, and an opportunity to review, any such disclosure.

                    8.3 FURTHER ASSURANCES. Each party shall, at any time and from time to time after the Closing Date, upon request of any other party, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, instruments, assignments and assurances as may be reasonably required in order to carry out the intent of this Agreement. Any Excluded Asset received by Purchaser following the Closing Date shall promptly be remitted to Sellers. Any SLSJ Asset received by any Journal Register Parties following the Closing Date shall promptly be remitted to Purchaser.

                    8.4 ENVIRONMENTAL STUDIES. Following the execution of this Agreement, Purchaser may order a Phase I environmental assessment (the "Study") of the Real Property from a nationally recognized engineer (the "Engineer"). Any Study will be addressed to Purchaser and will be conducted at the expense of Purchaser. If the Study reveals information which in the judgment of Engineer and Purchaser warrants a further investigation of the Real Property (a "Phase II Study"), to be completed not later than ninety (90) days after the date of this Agreement, Purchaser shall have the right to order a Phase II Study as to such aspects of the Real Property and the estimated Environmental Remediation Cost as Purchaser may request, the cost of which Phase II Study shall be borne by Purchaser. Purchaser shall give two (2) days prior written notice to Seller before commencing any Phase II Study. The Journal Register Parties shall furnish the Engineer access to the Real Property and all information concerning the Real Property as it may reasonably request in order to enable the Engineer to make such examinations and investigations thereof as it shall deem necessary to complete the Study and any Phase II Study; provided, however, that the Study and any Phase II Study shall be conducted in a manner that does not materially interfere with or disrupt the business of the Journal Register Parties or any of the Suburban Journals or cause damage in any material respect to any assets of the Journal Register Parties and the Journal Register Parties shall receive copies and have reasonable opportunity to comment upon any and all draft and final reports with respect to any Study or Phase II Study contemporaneously with its delivery to Purchaser.

                    8.5 INSURANCE  MATTERS.  Purchaser  anticipates  that it may obtain prior to Closing (i) a "tail" policy to the Sellers' directors' and officers' insurance policy (as referenced on SCHEDULE 3.17) if necessary to continue in effect for the benefit of Purchaser the coverage, if any, under such insurance with respect to claims, causes of action and litigation arising or occurring prior to Closing under such insurance and (ii) modifications or "nose" policies to Purchaser's existing liability insurance policies (other than libel, if necessary), each with respect to claims relating to matters occurring prior to Closing that have not been reported as of the Closing Date. Seller shall use commercially reasonable efforts to assist Purchaser in obtaining such modifications or the policies, and Purchaser agrees to reimburse the Journal Register Parties for any premiums or other costs and expenses required to be paid by them in connection therewith and in no event will the Journal Register Parties be responsible for any deductibles in connection therewith. The Journal Register Parties and Purchaser shall execute and deliver such further instruments and certificates and other documents as each may reasonably request in order to more effectively obtain the insurance modifications referenced above (including libel modifications or policies).

                    9. TERMINATION. In the event that the Closing has not occurred on or before October 25, 2000 (or March 25, 2001, if all applicable antitrust clearances have not been obtained by October 25, 2000), then either Journal Register or Purchaser, provided neither it or its affiliates is then in material breach of their respective obligations under this Agreement, may terminate this Agreement without liability or further obligation. No such termination shall relieve any party then in material breach of its obligations under this Agreement from any liability therefor.

                    10. INSTRUMENTS OF CONVEYANCE AND TRANSFER.

                    10.1 INSTRUMENTS OF CONVEYANCE AND TRANSFER OF REAL PROPERTY. At the Closing, to effect the transfers, conveyances or assignments from Sellers to Purchaser as herein provided, Sellers shall execute and deliver to Purchaser (and Purchaser shall execute and deliver where necessary to reflect its assumption of any Assumed Contracts including, without limitation, any leasehold interests) one or more deeds and assignments, assigning, transferring and conveying to Purchaser good and marketable title to all the Real Property, subject only to the permitted exceptions, including all leasehold and option interests, as set forth under this Agreement, all in form and substance reasonably satisfactory to counsel for Purchaser or, in the case of the assumption of Assumed Contracts, in the form and substance reasonably satisfactory to counsel for Sellers, and dated the Closing Date, as follows:

                    (a) general warranty deeds in recordable form appropriate for Missouri or Illinois, as the case may be, to all Real Property, excluding leasehold interests;

                    (b) assignment and assumption agreements of all right, title and interest of the applicable Seller in and under all leases and in its leasehold interests in Real Property, including all rights under the lease agreements referred to in SCHEDULE 1.21(A) hereto;

                    (c) consents, if any, required of any lessors under any leases to the assignments described in clause (b) above; and

                    (d) such other instruments, affidavits or documents as Purchaser may reasonably request or as may be reasonably required by its title insurers in connection with the transfer to Purchaser of the Real Property or the elimination from any commitments for title insurance obtained by Purchaser of any exceptions inconsistent with the obligations of Seller under this Agreement.

                    10.2 INSTRUMENTS OF CONVEYANCE AND TRANSFER OF PERSONAL PROPERTY. At the Closing, to effect the transfers, conveyances and assignments from Sellers to Purchaser as herein provided, Sellers shall execute and deliver to Purchaser the following bills of sale, certificates, assignments and other instruments of transfer assigning, transferring and conveying to Purchaser good and marketable title to all of the personal property to be transferred hereunder, free and clear of all mortgages, pledges, claims, liens, charges and any other encumbrances except as permitted under this Agreement, all in form and substance reasonably satisfactory to counsel for Purchaser, and dated the Closing Date:

                    (a) assignment and assumption agreements of all leases and leasehold interests in personal property, including all rights under the lease agreements referred to in SCHEDULE 1.21(B) hereto;

                    (b) bill(s) of sale for all tangible personal property;

                    (c)    assignment   of   all    transferable    Governmental
Authorizations for the Suburban Journals;

                    (d) assignments of all contracts and other intangible assets to be transferred pursuant to this Agreement, including, without limitation, the SLSJ Assets described in Section 1.21 (f-1) and Section 1.21(g) of this Agreement;

                    (e) motor vehicle title certificates;

                    (f) the certificate or certificates representing all of the issued and outstanding capital stock of The Ladue News, Inc., together with duly executed stock powers; and

                    (g) such other instruments or documents as Purchaser may reasonably request in connection with the transfer to it of the personal property to be transferred, not inconsistent with the obligations of the Journal Register Parties under this Agreement.

                    11. CAPITAL ITEMS. Should any Seller or The Ladue News, Inc., subsequent to the date of this Agreement, purchase or commit to purchase any tangible, capital asset (other than replacement items, for which there shall be no adjustment), the aggregate amount payable to Sellers pursuant to Section
2.2 above shall be increased in the amount, if any, of the purchase price of that asset actually paid by Sellers prior to the Closing (and Purchaser shall assume any remaining liability therefor), provided Purchaser has previously consented in writing to the purchase or acquisition thereof by Sellers or The Ladue News, Inc., as the case may be. If any of the tangible assets described in
SCHEDULE 1.21(B) hereto (other than Excluded Assets and those replaced or expended in the ordinary course of business) is disposed of by Sellers or The Ladue News, Inc. other than in conformity with Section 5.7, the aggregate amount payable to Sellers pursuant to Section 2.2 above shall be decreased in the amount of the replacement cost for a comparable asset.

                    12. RISK OF LOSS. The risk of any loss, damage, impairment, confiscation or condemnation of the SLSJ Assets or any part thereof from fire or any other casualty or cause shall be borne by Sellers at all times prior to the Closing Date. In any such event, the proceeds of, or any claim for any loss payable under, any insurance policy, judgment or award with respect thereto shall be paid to Sellers, which shall repair, replace or restore any such SLSJ Assets as soon as possible after its loss, impairment, confiscation or condemnation or, in the event Sellers shall not so repair, replace or restore any such SLSJ Assets, Sellers shall remit such proceeds, if any, or the right to receive such proceeds to Purchaser.

                    13. BOOKS AND RECORDS OF SUBURBAN JOURNALS. At Closing, Purchaser shall be entitled to all records, books of account, files, documents and correspondence relating specifically to or necessary for the proper operation of each of the Suburban Journals (other than Excluded Assets); provided, however, that Purchaser shall retain and make available for inspection by Journal Register and its representatives for any reasonable purpose all such records, books of account, files, documents and correspondence, and Purchaser shall not dispose of, alter or destroy any such materials without giving thirty
(30) days prior written notice to Journal Register so that Journal Register may, at its expense, examine, make copies of, or take possession of such materials. Journal Register shall be entitled to retain all records, books of account, files, documents and correspondence relating to the Excluded Assets and which also relate to the Suburban Journals, but only as part of the overall corporate records of Journal Register and are unnecessary for the proper operation of each of the Suburban Journals, subsequent to the Closing Date; provided, however, that Journal Register shall make available for inspection by Purchaser and its representatives for any reasonable purpose all such records, books of account, files, documents and correspondence (including without limitation copies of federal, state, county and local Tax Returns that relate to the SLSJ Assets or the Suburban Journals), and Journal Register shall not dispose of, alter or destroy any such materials without giving thirty (30) days prior written notice to Purchaser so that Purchaser may, at its expense, examine, make copies of, or take possession of such materials.

                    14. PURCHASE PRICE ADJUSTMENT.

                    (a) Notwithstanding any other provision of this Agreement, the Purchase Price shall be adjusted upward or downward, on a dollar-for-dollar basis, by the amount of the Working Capital (the "Purchase Price Adjustment"). The Working Capital shall be estimated by Journal Register, to the best of its abilities, based on a date which is not more than thirty-five (35) days prior to the Closing and, to the extent reasonably possible, is the last day of an accounting or billing period (the "Estimate Date"), and such estimate shall be used to compute the Purchase Price Adjustment at Closing.

                    (b) Within thirty (30) days after the end of the third full monthly accounting or billing period after the Closing, representatives of the Journal Register Parties and Purchaser shall jointly determine the actual amount of the Working Capital as of the Closing Date (the "Closing Date Working Capital Amount"). Upon certification of such amounts jointly by such representatives, the parties shall within five (5) business days make such further payments between themselves as may be necessary in order to take account of the Closing Date Working Capital Amount as jointly determined by said representatives; provided, however, that if any dispute arises over any item reflected in or omitted from the Closing Date Working Capital Amount or the amount to be refunded or paid, such refund or payment net of any disputed amount shall nonetheless be promptly made to the extent such amount is not in dispute. Any such refund or payment shall be made by wire transfer of immediately available funds to the party to which such refund or payment is due.

                    (c) In the event  that the  representatives  of the  Journal
Register Parties and Purchaser are unable to agree with respect to any determination of the Closing Date Working Capital Amount within thirty (30) days after the end of the third full accounting or billing period after the Closing, the Journal Register Parties and Purchaser hereby agree that such determination shall be referred to a mutually satisfactory independent public accounting firm of national stature which has not been employed by any party hereto for the two years preceding the date of such referral (the "Selected Accountants"), which shall promptly make a determination. The determination of the Selected Accountants shall be conclusive and binding on each party. One-half of the fees of the Selected Accountants shall be borne by Journal Register, and one-half shall be borne by Purchaser. Purchaser shall be required to refund any portion of any estimated Purchase Price Adjustment amount received by Purchaser at Closing pursuant to Section 2.2 which is determined under this Section 14 to be in excess of the amount due Purchaser.

                    15. CERTAIN EMPLOYEE BENEFIT MATTERS.

                    (a) Except as otherwise specifically provided in Section 15(b) with respect to the assumption of certain retiree and COBRA obligations, Purchaser does not and will not assume the sponsorship of, the responsibility for contributions to, or any liability in connection with, any Employee Plan.

                    (b) Purchaser shall assume and be responsible for (i) the retiree obligations to Frank Bick, Bill Mullins, Howard Etling and Jane Floerchinger and their respective spouses, as set forth in SCHEDULE 15(B) and
(ii) the obligation to provide future COBRA continuation coverage to former employees of the Suburban Journals, the SLSJ Employees and in both cases their covered dependents who become eligible for such coverage as a result of termination of employment by Sellers or The Ladue News, Inc.

                    16. CERTAIN TAX MATTERS.

                    16.1 TAX RETURNS THROUGH CLOSING. The Journal Register Parties and Purchaser shall each prepare and file on a timely basis all federal, state, county, local and foreign Tax Returns relating to the Suburban Journals and their operation and the SLSJ Assets as such party is required to file by applicable law. Journal Register shall be responsible for preparing any Tax Return for The Ladue News, Inc. in respect of a period ended on or before the Closing Date but not due to be filed until after the Closing Date. In the case of Tax Returns and the payment of Taxes for The Ladue News, Inc. in respect of any period beginning before and ending after the Closing Date, Purchaser shall prepare or cause to be prepared and file or cause to be filed such Tax Return and shall pay or cause to be paid when due all Taxes in respect of such period; provided, however, that Journal Register shall pay to Purchaser, within ten (10) days after Purchaser's written request therefor, an amount equal to the portion of such Taxes which relates to the portion of such period ending on the Closing Date to the extent such portion is not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) of The Ladue News, Inc. which is taken into account for purposes of determining the Closing Date Working Capital Amount pursuant to Section 14. If Journal Register and Purchaser do not agree on the Taxes Journal Register is required to pay in respect of a period beginning before and ending after the Closing Date, Purchaser and Journal Register shall select a national accounting firm to make the final determination of the Taxes owed by Journal Register. If Journal Register and Purchaser do not agree on a national accounting firm, each shall select a national accounting firm and the national accounting firms shall select a third national accounting firm which is not engaged and has not been engaged for the prior two years by either Purchaser or Journal Register or any of their affiliates. The third national accounting firm shall make the final determination. The costs for the accounting firms shall be borne by the party whose determination of the amount of Taxes owed by Journal Register in respect of a period beginning before and ending after the Closing Date deviates more from the final determination of the third national accounting firm. For purposes of this Section 16.1, in the case of any Taxes payable for a period which includes (but does not end on) the Closing Date, the portion of such Taxes which relates to the portion of such period ending on the Closing Date shall (a) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period, and (b) in the case of any Tax based upon or related to income or receipts, be deemed equal to the amount which would be payable if the relevant period ended on the Closing Date. Any credits relating to a period that begins before and ends after the Closing Date shall be taken into account as though such period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of The Ladue News, Inc. The Journal Register Parties and Purchaser shall each cooperate with the other in the preparation of such Tax Returns and shall each provide to the party making any filing all information and access to all records relating to any of the Suburban Journals and the SLSJ Assets necessary in order for the prompt and accurate filing of such Tax Returns.

                    16.2 SUBSEQUENT LIABILITY. If, on or subsequent to the Closing Date, any liability for Taxes relating to any of the Suburban Journals, their operation or the SLSJ Assets is imposed on Purchaser or The Ladue News, Inc. with respect to any period ending on or prior to the Closing Date, including, without limitation, any liability for Missouri or Illinois sales Tax in respect of the operation of any of the Suburban Journals or the ownership of the SLSJ Assets on or prior to the Closing Date (but excluding any liability for Missouri or Illinois sales or realty transfer Taxes payable in respect of the transactions contemplated hereby), then, except to the extent such liability is included in the Closing Date Working Capital Amount, the Journal Register Parties shall indemnify and hold Purchaser and The Ladue News, Inc. harmless from and against, and shall pay, the full amount of such Tax liability (as well as reasonable attorneys' or other fees and disbursements of Purchaser or The Ladue News, Inc. incurred in determination thereof or in connection therewith) in accordance with the provisions of Section 19 and Section 16.7 hereof. In determining the amount of any indemnification payment pursuant to this Section 16.2, there shall be deducted or added, respectively, from or to the amount to be paid an amount equal to (a) the present value of any net Tax benefit (federal, state, county, local or foreign) realized, or reasonably expected to be realized, by Purchaser, any of its affiliates or The Ladue News, Inc. as a consequence of such payment, and (b) the present value of any net Tax detriment (federal, state, county, local or foreign) realized, or reasonably expected to realized, by Purchaser, any of its affiliates or The Ladue News, Inc. as a consequence of the receipt of any such payment. For purposes of this Section 16.2, "present value" shall be calculated using the applicable annual Federal mid-term rate, as that term is defined in the Code, as in effect for the month in which the payment is to be made, and the amount of any "Tax benefit" or "Tax detriment" shall be calculated using the highest effective Tax rate applicable or known to be applicable with respect to the period or periods for which the Tax benefit or the Tax detriment, as the case may be, is reasonably expected to be realized or incurred.

                    16.3 SURVIVAL OF TAX INDEMNIFICATION PROVISIONS. Notwithstanding any other provision in this Agreement, the obligation of the Journal Register Parties to indemnify and hold harmless Purchaser under Section

16.2 of this Agreement shall begin on the Closing Date and end upon the later of
(i) the expiration of the statute of limitations applicable to the assessment and collection of Taxes for which the Journal Register Parties are obligated to indemnify Purchaser pursuant to Section 16.2 of this Agreement, or (ii) with respect to an eligible claim, upon the ultimate disposition of such claim. Neither Purchaser, on the one hand, nor any of the Journal Register Parties, on the other hand, may agree to extend any statute of limitations applicable to the assessment and collection of Taxes for which the Journal Register Parties are obligated to indemnify Purchaser pursuant to Section 19(b) of this Agreement without the consent of the other, not to be unreasonably withheld.

                    16.4 TAX AUDITS. Purchaser shall notify Journal Register in writing of any pending or threatened audit or examination by any Tax authority (a "Tax Audit") or a Tax assessment for which Purchaser or The Ladue News, Inc. may be entitled to indemnification under Section 16.2 hereof as soon as reasonably practicable, but not later than thirty (30) days after Purchaser's receipt of notice of such pending or threatened Tax Audit or assessment. Journal Register shall have the right, at its own expense, to control any Tax Audit, initiate any claim for refund, contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment relating to any and all Taxes for any period of any of the Journal Register Parties and The Ladue News, Inc. ending on or before the Closing Date; provided, however, that Journal Register shall in no event take any position in any such proceeding which would subject Purchaser, any of its affiliates or The Ladue News, Inc. to any civil fraud or any civil or criminal penalty, and provided, further, that Journal Register shall not consent, without the prior written approval of Purchaser, which shall not be unreasonably withheld, to any change in the treatment of any item which would in any manner affect the Tax liability of Purchaser, any of its affiliates or The Ladue News, Inc. for a period subsequent to the Closing Date. Purchaser shall have the right, at its expense, to control any other Tax Audit, initiate any other claim for refund, and contest, resolve and defend against any other assessment, notice of deficiency or other adjustment or proposed adjustment relating to Taxes for any period ending after the Closing Date with respect to the operation of any of the Suburban Journals, the ownership of the SLSJ Assets or The Ladue News, Inc.

                    16.5 SALES AND TRANSFER TAXES. All sales and transfer Taxes (including realty and stock transfer Taxes, if any) incurred in connection with this Agreement and the transactions contemplated hereby shall be borne equally by the Journal Register Parties, on one hand, and Purchaser, on the other hand. The Journal Register Parties shall, at their own expense, file or prepare for filing all necessary Tax Returns and other documentation with respect to all such sales or transfer Taxes, and, if required by applicable law or if necessary to secure any applicable exemption, Purchaser shall join in the execution of any such Tax Returns or other documentation.

                    16.6 MUTUAL COOPERATION. The parties shall provide each other with such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax Return, any Tax Audit or other examination by any Tax authority, or any judicial or administrative proceedings relating to Taxes, and each will retain and provide the other with any records or information that may be relevant to such Tax Return, Tax Audit or examination, proceedings or determination. Such assistance shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and shall include providing copies of any relevant Tax Returns and supporting work schedules. The party requesting assistance hereunder shall reimburse the other for reasonable expenses incurred in providing such assistance. Without limiting in any way the foregoing provisions of this Section 16, each of the Journal Register Parties, on the one hand, and Purchaser, on the other hand, hereby agrees to retain, until the appropriate statutes of limitation (including any extensions) expire, copies of all Tax Returns, supporting work schedules and other records or information that may be relevant to such Tax Returns of any of the Journal Register Parties and the Ladue News, Inc. for all periods that include the dates from January 1, 1993 to the Closing Date, inclusive, and that it will not destroy or otherwise dispose of such records without first providing the other party with a reasonable opportunity to review and copy such records.

                    16.7 LIMITATIONS. The Taxes for which Sellers have agreed in this Section 16 to indemnify Purchaser, its affiliates and The Ladue News, Inc. shall be treated as Losses under the provisions of Section 19 and are governed by the provisions of Section 19.

                    17. BROKERS. Journal Register has engaged Dirks, Van Essen & Murray in connection with this transaction and shall be responsible for the fees and expenses of such firm. Each party represents and warrants to the other that neither it nor any of its affiliates has engaged any other broker, finder or consultant in connection with this Agreement and the transactions contemplated herein or any aspect thereof. Each party agrees to indemnify and hold the others harmless from any and all loss, cost, liability, damage and expense (including legal and other expenses incident thereto) in respect of any claim for a broker, finder or consultant's fee or commission or similar payment by virtue of any alleged agreements, arrangements or understandings with the indemnifying party or any of its affiliates. Notwithstanding any other provision of this Agreement, the representations, warranties and covenants contained in this Section 17 shall survive the Closing Date without limitation.

18. NOTICES. Any notice, request, demand or consent required or permitted to be given under this Agreement shall be in writing and shall be delivered personally or telecopied, or sent by certified, registered or express mail or by Federal Express or similar courier service, postage prepaid, and shall be deemed given when so delivered personally or telecopied, five days after the date of mailing (two Business Days in the case of express mail or Federal Express or similar courier service), as follows:

                  (a)      If to Pulitzer or Purchaser to:

                                    Robert C. Woodworth
                                    Pulitzer Inc.
                                    900 N. Tucker Blvd.
                                    St. Louis, Missouri 63101 - 1099
                                    Telecopier:  (314) 340-3127
                           with copies to:

                                    Ronald H. Ridgway
                                    Pulitzer Publishing Company
                                    900 North Tucker Blvd.
                                    St. Louis, Missouri 63101-1099
                                    Telecopier:  (314) 340-3132

                                            and

                                    Richard A. Palmer, Esq.
                                    Fulbright & Jaworski L.L.P.
                                    666 Fifth Avenue
                                    New York, New York 10103
                                    Telecopier:  (212) 318-3400

                   (b)     If to the Journal Register Parties to:

                                    Robert M. Jelenic
                                    President and CEO
                                    Journal Register Company
                                    50 West State Street
                                    Trenton, New Jersey 08608-1298
                                    Telecopier:  (609) 396-8731

                           with copies to:

                                    Jean B. Clifton
                                    Executive Vice President and CFO
                                    Journal Register Company
                                    50 West State Street
                                    Trenton, New Jersey 08608-1298
                                    Telecopier:  (609) 396-8731

                                            and

                                    Andrew R. Brownstein, Esq.
                                    Wachtell, Lipton, Rosen & Katz
                                    51 West 52nd Street
                                    New York, New York 10019-6150
                                    Telecopier:  (212) 403-2000

                                            and

                                    Lori L. Lasher, Esq.
                                    Reed Smith Shaw & McClay LLP
                                    1650 Market Street
                                    One Liberty Place
                                    Philadelphia, Pennsylvania 19103
                                    Telecopier:  (215) 851-1420

or at such other address as either party shall specify by notice to the other.

                    19.    SURVIVAL   OF    REPRESENTATIONS    AND   WARRANTIES:
INDEMNIFICATION.

                    (a) The several  representations  and warranties,  covenants and agreements of the parties contained in this Agreement (or in any document delivered in connection herewith) shall be deemed to have been made on the date of this Agreement and on the Closing Date, shall be deemed to be material and to have been relied upon by Purchaser or Sellers, as the case may be, notwithstanding the Closing of the transactions contemplated hereby or any investigation made by Purchaser or Sellers, shall survive the Closing Date and, except as otherwise specifically provided in this Agreement, shall remain operative and in full force and effect for a period of two years following the Closing Date, except as to any matters with respect to which a bonafide written claim shall have been made or an action at law or in equity shall have commenced before such date, in which event survival shall continue (but only with respect to, and to the extent of, such claim) until the final resolution of such claim or action, including all applicable periods for appeal; provided, however, that the representations and warranties contained in Section 3.5 (Title to SLSJ Assets) shall survive until the expiration of the statute of limitations applicable to claims with respect to the matters covered by such representations and warranties and the representations and warranties contained in Section 3.20 (Taxes) shall survive for the period specified in Section 16.3.

                    (b) Journal Register and each Seller jointly and severally shall indemnify and hold Purchaser and its affiliates, officers, directors, stockholders, employees, agents and successors and assigns harmless from and against:

                    (i) any and all loss, cost, liability, damage and expense (including legal and other expenses incident thereto) (a "Loss") arising out of or resulting from any inaccuracy, misrepresentation or breach of any representation, warranty, covenant or agreement of Journal Register or Sellers under this Agreement (including the Schedules and Exhibits hereto); provided, however, that for purposes of this Section 19(b), all such representations, warranties, covenants and agreements of the Journal Register or Sellers, other than the representations and warranties in Section 3.11, the third sentence of
Section 3.22 and Section 3.23 shall be deemed to have been made by the Journal Register or Sellers without any qualification as to MAE, materiality or Knowledge;

                    (ii) any and all liability of the Suburban Journals or the Journal Register Parties that is an Excluded Obligation; subject to the condition that Purchaser shall have given Journal Register and Seller prompt written notice of, and an opportunity to defend, any and all such asserted liabilities; and

                    (iii) in addition to the Taxes for which Sellers have agreed in Section 16 to indemnify Purchaser, its affiliates and The Ladue News, Inc., any and all liability for income Taxes of any member of the consolidated or combined group of corporations in which The Ladue News, Inc. has been a member for which The Ladue News, Inc. may be liable under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

                    The indemnification provided for in this Section 19(b) shall apply only to all Losses, as described in subpart (i) above, of any amount claimed under this Section 19(b) from and after the point such a single Loss or an aggregate of such Losses exceeds Two Hundred Fifty Thousand Dollars ($250,000); provided, however, that the indemnification provided for in this
Section 19(b) shall not apply until such Losses exceed Seven Hundred Fifty Thousand Dollars ($750,000) in the aggregate; and provided further, that these limitations on the indemnification obligation of Sellers shall not apply (A) to any amount owed by Sellers to Purchaser in connection with the Purchase Price Adjustment described in Sections 11 or 14, (B) to any Loss arising out of or related to any failure of Sellers to discharge the Excluded Obligations, (C) to any amount owed by Sellers to Purchaser in connection with any brokers' fees described in Section 17, (D) to any amount owed by Sellers to Purchaser in connection with the expense reimbursement described in Section 22 or (E) any Loss due to fraud. The Journal Register Parties shall not have liability under this Section 19(b) or otherwise with respect to the representations and warranties in this Agreement in excess of $16,500,000 in the aggregate except with respect to any fraudulent or intentional misrepresentation or breach. No claim for Loss shall be made or appropriate where such Loss was included as a Current Liability or asset reserve in determining the Working Capital or Closing Date Working Capital Amount or if such Loss is covered by insurance except to the extent of any deductible.

                    Except with respect to any fraudulent or intentional misrepresentation or breach, the indemnity agreement in this Section 19(b) shall be the exclusive liability for breach of the representations and warranties of the Journal Register Parties set forth in this Agreement; provided, however, that this limitation shall not foreclose any rights or remedies of the Purchaser at law or in equity to enforce the other provisions of this Agreement.

                    (c) Purchaser and Pulitzer, jointly and severally, shall indemnify and hold the Journal Register Parties and their respective affiliates, officers, directors, stockholders, employees, agents and successors and assigns harmless from and against:

                    (i) any and all Losses arising out of or resulting from any inaccuracy, misrepresentation or breach of any representation, warranty, covenant or agreement of Pulitzer or Purchaser under this Agreement, provided the Journal Register Parties shall have given prompt written notice to Purchaser of such breach and an opportunity to defend any claim, demand, action, suit, proceeding or other asserted liability; and

                    (ii) any and all liabilities of the Suburban Journals or of Purchaser or Pulitzer, including any and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses (including legal and other expenses incident thereto), resulting from the Assumed Obligations or from causes of action or claims of any kind asserted by unrelated third parties arising from actions or omissions of Purchaser, Pulitzer or any of the Suburban Journals on or after the Closing Date; subject to the condition that the Journal Register Parties shall have given Purchaser prompt written notice 6f, and an opportunity to defend, any and all such asserted liabilities.

                    The indemnification provided for in this Section 19(c) shall apply to all Losses, as described in subpart (i) above, of any amount claimed under this Section 19(c) from and after the point such a single Loss or an aggregate of several such Losses exceeds Two Hundred Fifty Thousand Dollars ($250,000); provided, however, that the indemnification provided for in this
Section 19(c) shall not apply until such Losses exceed Seven Hundred Fifty Thousand Dollars ($750,000) in the aggregate; and provided further, that this limitation on the indemnification obligation of Purchaser shall not apply to (A) any amount owed by Purchaser to Sellers in connection with the Purchase Price Adjustment described in Sections 11 or 14, (B) any Loss arising out of or related to any failure of Purchaser to discharge the Assumed Obligations, (C) any Loss arising out of or related to any failure of Purchaser to satisfy its obligations under Section 2.4(b), (D) to any amount owed by Purchaser to Sellers in connection with any brokers' fees described in Section 17, and (E) any Loss due to fraudulent or intentional misrepresentation or breach. Purchaser shall not have liability under this Section 19(c) or otherwise with respect to the representations and warranties in this Agreement in excess of $16,500,000 in the aggregate except with respect to any fraudulent or intentional misrepresentation or breach.

                    Except with respect to any fraudulent or intentional misrepresentation or breach, the indemnity agreement in this Section 19(c) shall be the exclusive liability for breach of the representations and warranties of Pulitzer or the Purchaser set forth in this Agreement; provided, however, that this limitation shall not foreclose any rights or remedies of the Journal Register Parties at law or in equity to enforce the other provisions of this Agreement.

                    (d) Indemnification Procedure.

                    (i) If at any time a party entitled to indemnity hereunder (the "Indemnitee") shall receive notice of any state of facts that may result in a Loss, the Indemnitee shall promptly give written notice (a "Notice of Claim") to the party obligated to provided indemnity hereunder (the "Indemnitor") of the discovery of such potential or actual Loss. A Notice of Claim shall set forth
(A) a brief description of the nature of the potential or actual Loss, and (B) the total amount of Loss anticipated (including any costs or expenses which have been or may be reasonably incurred in connection therewith). Upon receipt of a Notice of Claim, Indemnitor may elect to cure the occurrence of the event resulting in the Loss (the "Event of Loss") within thirty (30) days after the date of receipt of the Notice of Claim, or if such cure cannot be effected within such thirty (30) day-period, diligently proceed to effect such cure. If such cure cannot be effected, payment of the amount of Loss due the

Indemnitee as set forth in a Notice of Claim shall be made by Indemnitor no later than the thirtieth (30th) after the date of the Notice of Claim (or such later date as the Indemnitor receives written notice that an actual Loss has occurred) unless the provisions of Section I 9(d)(ii) or (d)(iii) are applicable thereto. The Indemnitee's failure to give prompt notice or to provide copies of documents or to furnish relevant data, shall not constitute a defense (in whole or in part) to any claim by the Indemnitee against the Indemnitor for Indemnification, except and only to the extent that such failure shall have caused or increased such liability or adversely affected the ability of the Indemnitor to defend against or reduce its liability.

                    (ii) If the Indemnitor shall reject any Loss as to which a Notice of Claim is sent by the Indemnitee, the Indemnitor shall give written notice of such rejection to the Indemnitee within thirty (30) days after the date of receipt of the Notice of Claim.

                    (iii) If any Notice of Claim relates to any claim made against an Indemnitee by a third person, the Notice of Claim shall state the nature, basis and amount of such claim. The Indemnitor shall have the right, at its election, by written notice to the Indemnitee, to assume the defense of the claim as to which such notice has been given. Except as provided in the next sentence, if the Indemnitor so elects to assume such defense, it shall diligently and in good faith defend such claim and shall keep the Indemnitee reasonably informed of the status of such defense, and the Indemnitee shall cooperate fully with the Indemnitor in the defense of such claim, provided that in the case of any settlement providing for remedies other than monetary damages for which indemnification is provided, the Indemnitee shall have the right to approve the settlement, which approval shall not be unreasonably withheld or delayed. If the Indemnitor does not so elect to defend any claim as aforesaid or shall fail to defend any claim diligently and in good faith (after having so elected), the Indemnitee may assume the defense of such claim and take such other action as it may elect to defend or settle such claim as it may determine in its reasonable discretion, provided that the Indemnitor shall have the right to approve any settlement, which approval will not be unreasonably withheld or delayed.

                    (iv) Pulitzer and Purchaser, upon consummation of the transactions contemplated by this Agreement, release each of the Journal Register Parties from any and all Environmental Liabilities whatsoever which are in any way, directly or indirectly, related to ownership or operation of the SLSJ Assets and may be asserted under any Environmental Law. This release shall include, but not be limited to, any Environmental Remediation Costs Purchaser or Pulitzer may incur and any costs Purchaser may incur in performing any Study or Phase II Study described at Section 8.4 of this Agreement. Claims against the Sellers for any breach of warranty or indemnification pursuant to subsections
(a) through (d) of this Section 19 shall not be precluded by this release, but shall, upon consummation of the transactions contemplated by this Agreement, constitute the sole remedy available to either Pulitzer or Purchaser in the event any Environmental Liabilities arise which may be asserted against the Journal Register Parties, except with respect to claims included within the definition of Excluded Obligations.

                    20. REMEDIES ON DEFAULT. Time is of the essence in the performance of this Agreement. If any party defaults in the timely performance of its obligations under this Agreement and fails to consummate this Agreement on the Closing Date and the other party is not in default, such non-defaulting party shall have all rights and remedies available to it at law or equity, including specific performance. The parties agree that because of the unique value and special nature of the Suburban Journals, failure of either party to carry out its obligations under this Agreement would cause irreparable injury which could not be calculated in money damages.

                    21. COSTS & EXPENSES. Except as otherwise specifically set forth herein, each of the parties hereto shall bear all costs and expenses incurred by it in connection with this Agreement and in the preparation for and consummation of the transactions provided for herein, including the fees and expenses of counsel, accountants and consultants, whether or not such transactions shall be consummated, and shall not be entitled to any reimbursement therefor from the other party. All sales, use and motor vehicle transfer Taxes and real estate transfer Taxes, including, without limitation, documentary stamp Taxes payable on or with respect to the documents and instruments of conveyance, if any, in respect of the transactions contemplated hereby shall be divided and paid equally by the Journal Register Parties, on the one hand, and Purchaser, on the other hand. All filing fees under the H-S-R Antitrust Act and the cost of any experts retained jointly by the parties in an effort to obtain regulatory clearance for the transactions shall be split equally between Purchaser, on one hand, and the Journal Register Parties, on the other hand.

                    22. AGED ACCOUNTS RECEIVABLE. Purchaser agrees to make commercially reasonable efforts (and no less favorable than the efforts which are generally exerted by the newspapers operated by its affiliates) to collect each Aged Accounts Receivable, including, but not limited to disputed receivables, for a period of 120 days after the Closing Date. On or before the 20th day of each of the second, third, fourth and, if necessary, fifth month after the Closing Date, Purchaser shall furnish the Journal Register with (i) a list of, and pay over to the Journal Register, the amounts collected during the preceding month with respect to an Aged Accounts Receivable, and (ii) a list of all disputed amounts and the status of each Aged Accounts Receivable yet to be paid. Purchaser will be available to meet with Sellers' representative on a monthly basis to review Purchaser's progress on collection of such Aged Accounts Receivable and Sellers shall have reasonable access to all related records during this 120-day period. Any payment received by Purchaser from any customer whose account includes an Aged Accounts Receivable shall be first applied in reduction of the Aged Accounts Receivable, unless such customer either disputes that specific obligation or otherwise specifies that such payment is made in respect of a specific invoice which is not an Aged Accounts Receivable. As soon as reasonably possible after the expiration of the 120-day period, Purchaser shall furnish Journal Register with a list of, and reassign without recourse to Journal Register, each Aged Accounts Receivable which is uncollected, together with all files concerning the collection or attempts to collect the reassigned Aged Accounts Receivable, and thereafter Purchaser shall have no further responsibility for the collection of the reassigned Aged Accounts Receivable. Purchaser shall not be obligated to refer any Aged Accounts Receivable to a collection agency or to an attorney for collection, and Purchaser shall not make any such referrals or compromise, settle or adjust the amount of any Aged
Accounts  Receivable  without  first  obtaining  approval  of Journal  Register;

provided, however, that Purchaser (i) shall evaluate on a regular basis the need for sending an Aged Accounts Receivable to a collection agency or attorney or compromising an Aged Accounts Receivable, (ii) will make recommendations on a regular basis to Sellers with respect to such evaluations, and (iii) if directed by Sellers, Purchaser will reassign such Aged Accounts Receivable to Sellers at any time prior to the expiration of the 120-day period in the manner described in the preceding sentence. Sellers shall be free, however, to take any action it deems appropriate with respect to any Aged Accounts Receivable reassigned pursuant hereto.

                    23. HEADINGS AND ENTIRE AGREEMENT. The section and subsection headings do not constitute any part of this Agreement and are inserted herein for convenience of reference only. This Agreement, together with the Exhibits and Schedules hereto, embody the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof and thereof. This Agreement may not be amended, modified or changed orally, but only in writing signed by the party against whom enforcement of any amendment, modification, change, waiver, extension or discharge is sought.

                    24. WAIVER. No waiver of a breach of, or default under, any provision of this Agreement shall be deemed a waiver of such ------ provision or of any subsequent breach or default of the same or similar nature or of any other provision or condition of this Agreement.

                    25. BINDING EFFECT AND ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and shall inure to the benefit of the parties. Neither this Agreement nor any obligation hereunder shall be assignable except with the prior written consent of the other party; provided, however, that Purchaser may assign this Agreement or any of its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary or affiliate of Pulitzer without the prior written consent of the Journal Register Parties so long as the obligations of such assignee are guaranteed by Pulitzer pursuant to Section 31(b). Neither party assumes any duty hereunder to any other person or entity, and this Agreement shall operate exclusively for the benefit of the parties hereto and their permitted assigns and not for the benefit of any other person or entity. Nothing in this Agreement is intended to vest or create rights in any person or entity not a party to this Agreement and no such other person or entity shall be deemed a third party beneficiary hereof.

                    26. APPLICABLE LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, other than the conflicts of laws principles thereof.

                    27. NEUTRAL CONSTRUCTION. The parties to this Agreement agree that this Agreement was negotiated fairly between them at arms' length and that the final terms of this Agreement are the product of the parties' negotiations. Each party represents and warrants that it has sought and received legal counsel of its own choosing with regard to the contents of this Agreement and the rights and obligations affected hereby. The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore should not be construed against a party or parties on the grounds that the party or parties drafted or was more responsible for drafting the provisions.

                    28. SEVERABILITY. In the event that any term or provision of this Agreement is determined to be void, unenforceable or contrary to law, the remainder of this Agreement shall not be affected and shall remain in full force and effect, provided that such continuation would not materially diminish the benefits of or rights under this Agreement for the Journal Register Parties, on one hand, and Pulitzer and Purchaser, on the other hand.

                    29. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which taken together shall constitute one agreement.

                    30. SCHEDULES. The fact that any disclosure on any Schedule is not required to be disclosed in order to render the applicable representation or warranty to which it relates true, or that the absence of such disclosure on any Schedule would not constitute a breach of such representation or warranty, shall not be deemed or construed to expand the scope of any representation or warranty hereunder or to establish a standard of disclosure in respect of any representation or warranty. In addition, the disclosure of a particular matter on any Schedule shall not in any circumstance be construed to mean that such matter would be reasonably likely to have a MAE.

                    31. GUARANTIES. (a) Journal Register hereby guarantees to the Purchaser, as a primary obligor, payment and performance by each Seller of their respective obligations under this Agreement and under each of the other agreements contemplated by this Agreement to which they are parties (including without limitation, all amendments hereof and thereof), in each case, subject to the terms, conditions and limitations hereof and thereof. Journal Register hereby waives suretyship defenses, demand, payment, protest and notice of dishonor or nonperformance of any such obligations, and no consent of Journal Register shall be required with respect to any amendment or waiver of this Agreement (other than this Section 31(a)) that is effected in accordance with this Agreement. The liability of Journal Register under this Agreement by reason of this Section 31(a) is primary, and Purchaser shall not be required to make any demand on the Sellers for performance of any of their obligations under this Agreement, nor to exhaust any legal, contractual or equitable remedies against the Sellers, prior to proceeding against Journal Register

                    (b) Pulitzer hereby guarantees to the Journal Register Parties, as a primary obligor, payment and performance by the Purchaser of its obligations under this Agreement and under each of the other agreements contemplated by this Agreement to which it is a party (including without limitation, all amendments hereof and thereof), in each case, subject to the terms, conditions and limitations hereof and thereof. Pulitzer hereby waives suretyship defenses, demand, payment, protest and notice of dishonor or nonperformance of any such obligations, and no consent of Pulitzer shall be required with respect to any amendment or waiver of this Agreement (other than this Section 31(b)) that is effected in accordance with this Agreement. The liability of Pulitzer under this Agreement by reason of this Section 31(b) is primary, and no Journal Register Party shall be required to make any demand on the Purchaser for performance of any of its obligations under this Agreement, nor to exhaust any legal, contractual or equitable remedies against the Purchaser, prior to proceeding against Pulitzer.

                  IN WITNESS WHEREOF, each party has caused this Agreement to be duly executed, sealed and delivered in its name and on its behalf all as of the date and year first above written.

                                      PULITZER INC.

                                      By:  /s/ Ronald H. Ridgway
                                         _______________________________________
                                         Name:  Ronald H. Ridgway
                                         Title: Senior Vice President-Finance

                                      SLSJ LLC

                                      By:  PULITZER INC.

                                      By:  /s/ Ronald H. Ridgway
                                         _______________________________________
                                         Name:  Ronald H. Ridgway
                                         Title: Senior Vice President-Finance

                                      JOURNAL REGISTER COMPANY

                                      By:  /s/ Jean B. Clifton
                                         _______________________________________
                                         Name: Jean B. Clifton
                                         Title: Executive Vice President
                                                and Chief Financial Officer

                                      JOURNAL REGISTER EAST, INC.

                                      By:  /s/ Jean B. Clifton
                                         _______________________________________
                                         Name: Jean B. Clifton
                                         Title: Executive Vice President
                                                and Chief Financial Officer


                                      SUBURBAN NEWSPAPERS OF
                                      GREATER ST. LOUIS LLC

                                      By:  /s/ Jean B. Clifton
                                         _______________________________________
                                         Name: Jean B. Clifton
                                         Title: Executive Vice President
                                                and Chief Financial Officer

                                      JOURNAL COMPANY, INC.

                                      By:  /s/ Jean B. Clifton
                                         _______________________________________
                                         Name: Jean B. Clifton
                                         Title: Executive Vice President
                                                 and Chief Financial Officer

                                    EXHIBITS

EXHIBIT A Form of Assignment and Assumption Agreement EXHIBIT B Form of Consent EXHIBIT C Form of Opinion of Counsel for Journal Register Parties EXHIBIT D Form of FIRPTA Affidavits EXHIBIT E Form of Non-Competition Agreement EXHIBIT F Form of Printing Agreement EXHIBIT G Form of Transition Agreement

                                    SCHEDULES

Schedule 1.1               Accounts Receivable

Schedule 1.2               Assumed Obligations Not Relating Exclusively to
                           Suburban Journals
Schedule 1.14              Other Excluded Assets
Schedule 1.21(a)           Real Property
Schedule 1.21(b)           Tangible Personal Property
Schedule 1.21(c)           Contracts
Schedule 1.21(e)           Governmental Authorizations
Schedule 1.21 (f-1)        Intellectual Property
Schedule 1.21 (f-2)        Excluded Intellectual Property
Schedule 1.22              Suburban Journals
Schedule 3.3               Consents
Schedule 3.5(a)            Permitted Real Property Title Exceptions
Schedule 3.5(c)            Non-exclusive SLSJ Assets
Schedule 3.6(a)            Condition of SLSJ Assets
Schedule 3.6(d)            Real Property Violations
Schedule 3.6(f)            Real Property Regulatory Proceedings
Schedule 3.8               Contract Matters
Schedule 3.9               Third Party Interests in Intellectual Property
Schedule 3.10(a)           Employee Plans
Schedule 3.10(d)           Employees
Schedule 3.10(e)           Labor Matters
Schedule 3.10(f)           Multi-employer Plan Contributions
Schedule 3.11              Financial Statements
Schedule 3.12              Undisclosed Liabilities
Schedule 3.15              Circulation
Schedule 3.16              Advertising Customers
Schedule 3.17              Insurance
Schedule 3.18              Litigation
Schedule 3.19              Environmental Matters
Schedule 3.20              Taxes
Schedule 3.21              Related Party Transactions
Schedule 3.22(a)           Carrier Contracts
Schedule 3.22(b)           Carrier Claims
Schedule 3.22(c)           Assignability Carrier Contracts
Schedule 5.4               Changes to Employee Plans Prior to Closing
Schedule 15(b)             Assumed Retiree Obligations

Journal Register  Company   agrees to  furnish   supplementally  a  copy  of any
foregoing Exhibits and Schedules to the Commission upon request.